EXHIBIT 10.13

================================================================================

                                CREDIT AGREEMENT


                          Dated as of October 10, 2001



                                      among


                         STORAGE TECHNOLOGY CORPORATION,
                                   as Borrower


                             BANK OF AMERICA, N.A.,
                             as Administrative Agent

                                       and


                          Letter of Credit Issuing Bank

                                       and



                              FLEET NATIONAL BANK,
                              as Syndication Agent

                                       and



                          KEY CORPORATE CAPITAL, INC.,
                             as Documentation Agent

                                       and


                  THE OTHER FINANCIAL INSTITUTIONS PARTY HERETO

                                       and


                         BANC OF AMERICA SECURITIES LLC,


                             Sole Lead Arranger and
                                Sole Book Manager
================================================================================

                                TABLE OF CONTENTS



  Section                                                                   Page
  -------                                                                   ----

ARTICLE I DEFINITIONS..........................................................1

    1.1      Certain Defined Terms.............................................1
    1.2      Other Interpretive Provisions....................................19
    1.3      Accounting Principles............................................20

ARTICLE II THE CREDITS........................................................20

    2.1      Amounts and Terms of Commitment..................................20
    2.2      Loan Accounts....................................................20
    2.3      Procedure for Borrowing..........................................21
    2.4      Conversion and Continuation Elections............................22
    2.5      Voluntary Termination or Reduction of Commitments................23
    2.6      Optional Prepayments.............................................24
    2.7      Mandatory Prepayments of Loans; Mandatory Commitment Reductions..24
    2.8      Repayment........................................................24
    2.9      Interest.........................................................24
    2.10     Fees.............................................................25
    2.11     Computation of Fees and Interest.................................26
    2.12     Payments by the Borrower.........................................26
    2.13     Payments by the Banks to the Agent...............................27
    2.14     Sharing of Payments, Etc.........................................27
    2.15     Security.........................................................28

ARTICLE III THE LETTERS OF CREDIT.............................................28

    3.1      The Letter of Credit Subfacility.................................28
    3.2      Issuance, Amendment and Renewal of Letters of Credit.............29
    3.3      Existing BofA Letters of Credit; Risk Participations, Drawings
             and Reimbursements...............................................31
    3.4      Repayment of Participations......................................33
    3.5      Role of the Issuing Bank.........................................34
    3.6      Obligations Absolute.............................................34
    3.7      Cash Collateral Pledge...........................................35
    3.8      Letter of Credit Fees............................................36
    3.9      Uniform Customs and Practice.....................................36
    3.10     Conflict with L/C Application or L/C Amendment Application.......37

ARTICLE IV TAXES, YIELD PROTECTION AND ILLEGALITY.............................37

    4.1      Taxes............................................................37
    4.2      Illegality.......................................................38

    4.3      Increased Costs and Reduction of Return..........................39
    4.4      Funding Losses...................................................39
    4.5      Inability to Determine Rates.....................................40
    4.6      Survival.........................................................40
    4.7      Notice of Claims.................................................40

ARTICLE V CONDITIONS PRECEDENT................................................40

    5.1      Conditions to Agreement..........................................40
    5.2      Conditions to All Credit Extensions..............................43

ARTICLE VI REPRESENTATIONS AND WARRANTIES.....................................44

    6.1      Corporate Existence and Power....................................44
    6.2      Corporate Authorization; No Contravention........................44
    6.3      Governmental Authorization.......................................44
    6.4      Binding Effect...................................................45
    6.5      Litigation.......................................................45
    6.6      No Default.......................................................45
    6.7      ERISA Compliance.................................................45
    6.8      Use of Proceeds; Margin Regulations..............................46
    6.9      Title to Properties; Liens.......................................46
    6.10     Taxes............................................................46
    6.11     Financial Condition..............................................46
    6.12     Environmental Matters............................................47
    6.13     Collateral Documents.............................................47
    6.14     Regulated Entities...............................................47
    6.15     Copyrights, Patents, Trademarks and Licenses, Etc................47
    6.16     Subsidiaries.....................................................48
    6.17     Insurance........................................................48
    6.18     Full Disclosure..................................................48
    6.19     Projections......................................................48

ARTICLE VII AFFIRMATIVE COVENANTS.............................................49

    7.1      Financial Statements.............................................49
    7.2      Certificates; Other Information..................................49
    7.3      Reports..........................................................50
    7.4      Notices..........................................................50
    7.5      Preservation of Corporate Existence, Etc.........................51
    7.6      Maintenance of Property..........................................51
    7.7      Insurance........................................................51
    7.8      Payment of Obligations...........................................51
    7.9      Compliance with Laws.............................................52
    7.10     Compliance with ERISA............................................52
    7.11     Inspection of Property and Books and Records.....................52
    7.12     Use of Proceeds..................................................52

    7.13     Disclosure; Further Assurances...................................52
    7.14     Financial Covenants..............................................53
    7.15     Patents and Permits..............................................54

ARTICLE VIII NEGATIVE COVENANTS...............................................54

    8.1      Limitation on Liens..............................................54
    8.2      Disposition of Assets............................................56
    8.3      Consolidations and Mergers.......................................56
    8.4      Loans and Investments............................................57
    8.5      Transactions with Affiliates.....................................58
    8.6      Use of Proceeds..................................................58
    8.7      Contingent Obligations...........................................59
    8.8      Restricted Payments..............................................59
    8.9      ERISA............................................................59
    8.10     Change in Business...............................................60
    8.11     Accounting Changes...............................................60

ARTICLE IX EVENTS OF DEFAULT..................................................60

    9.1      Event of Default.................................................60
    9.2      Remedies.........................................................62
    9.3      Rights Not Exclusive.............................................63
    9.4      Certain Financial Covenant Defaults..............................63

ARTICLE X THE AGENT...........................................................63

    10.1     Appointment and Authorization; "Agent"...........................63
    10.2     Delegation of Duties.............................................64
    10.3     Liability of Agent...............................................64
    10.4     Reliance by Agent................................................64
    10.5     Notice of Default................................................65
    10.6     Credit Decision..................................................65
    10.7     Indemnification of Agent.........................................66
    10.8     Agent in Individual Capacity.....................................66
    10.9     Successor Agent..................................................66
    10.10    Tax Forms........................................................67
    10.11    Collateral Matters...............................................68
    10.12    Co-Agents........................................................68

ARTICLE XI MISCELLANEOUS......................................................69

    11.1     Amendments and Waivers...........................................69
    11.2     Notices..........................................................70
    11.3     No Waiver; Cumulative Remedies...................................71
    11.4     Costs and Expenses...............................................71
    11.5     Borrower's Indemnification.......................................71
    11.6     Marshalling; Payments Set Aside..................................72

    11.7     Successors and Assigns...........................................72
    11.8     Assignments, Participations, Etc.................................72
    11.9     Confidentiality..................................................74
    11.10    Set-off..........................................................74
    11.11    Automatic Debits of Fees.........................................75
    11.12    Notification of Addresses, Lending Offices, Etc..................75
    11.13    Counterparts.....................................................75
    11.14    Severability.....................................................75
    11.15    No Third Parties Benefited.......................................75
    11.16    Governing Law and Jurisdiction...................................75
    11.17    Waiver of Jury Trial.............................................76
    11.18    Entire Agreement.................................................76

SCHEDULES

Schedule 1 to the Compliance Certificate
Schedule 2.1               Commitments and Pro Rata Shares
Schedule 2.9(e)            Applicable Margin and Commitment Fee Pricing Grid
Schedule 6.5               Litigation
Schedule 6.11              Permitted Liabilities
Schedule 6.12              Environmental Matters
Schedule 6.16              Subsidiaries
Schedule 6.17              Insurance Matters
Schedule 7.3               Indebtedness
Schedule 8.1(i)            Permitted Liens
Schedule 8.2               Permitted Dispositions
Schedule 8.4(f)            Permitted Investments
Schedule 8.7(d)            Contingent Obligations
Schedule 11.2              Addresses for Notices, Lending Offices


EXHIBITS

Exhibit A                  Form of Notice of Borrowing
Exhibit B                  Form of Notice of Conversion/Continuation
Exhibit C                  Form of Compliance Certificate
Exhibit D-1                Form of Legal Opinion of Shearman & Sterling
Exhibit D-2                Form of Legal Opinion of Internal Borrower's and
                           Guarantor's Counsel
Exhibit E                  Assignment and Assumption Agreement
Exhibit F                  Existing BofA Letters of Credit
Exhibit G                  Form of Note
Exhibit H                  Form of Security Agreement
Exhibit I                  Form of Guaranty Agreement

                                CREDIT AGREEMENT

                  This CREDIT AGREEMENT is entered into as of October 10, 2001, among Storage Technology Corporation, a Delaware corporation ("the Borrower"),
                                                               ------------
the several financial institutions from time to time party to this Credit Agreement (individually, a "Bank"; collectively, the "Banks"), Bank of America,
                            ----                      -----
N.A., as letter of credit issuing bank and sole administrative agent for the Banks, Key Corporate Capital, Inc. as Documentation Agent, Fleet National Bank as Syndication Agent, and Banc of America Securities LLC as sole lead arranger and sole book manager.

                  WHEREAS, the Borrower, certain financial institutions, as lenders, and BofA, as administrative agent, are parties to an Amended and Restated Credit Agreement dated as of January 13, 2000, (as amended prior to the date hereof, the "Prior Credit Agreement").

                  WHEREAS, the Borrower wishes to refinance the credit facilities provided under the Prior Credit Agreement.

                  WHEREAS, the Banks have agreed to make available to the Borrower a secured revolving credit facility of up to $150,000,000 with letter of credit subfacility of up to $25,000,000, upon the terms and conditions set forth in this Agreement.

                  NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, the parties agree as follows:

                                    ARTICLE I

                                   DEFINITIONS
                                   -----------

1.1      Certain Defined Terms.  The following terms have the following
         ---------------------
meanings:

                           "Acquisition" means any transaction or series of
                            -----------
         related transactions for the purpose of or resulting, directly or indirectly, in (a) the acquisition of all or substantially all of the assets of a Person, or of any business or division of a Person, (b) the acquisition of in excess of 50% of the capital stock, partnership interests, membership interests or equity of any Person, or otherwise causing any Person to become a Subsidiary, or (c) a merger or consolidation or any other combination with another Person (other than a Person that is a Subsidiary) provided that the Borrower or its Subsidiary is the surviving entity.

                           "Adjusted Consolidated Tangible Net Worth" shall have
                            ----------------------------------------
         the meaning specified in Section 7.14(a).

                           "Adjusted Quick Ratio" means, for any Person for any
                            --------------------
         period, the ratio that (i) Current Liquid Assets of such Person bears to (ii) Current Liabilities of such Person, in each case adjusted to eliminate the effects, if any, on other current assets, other current liabilities, taxes payable and other comprehensive income, from recording changes in the fair value of derivative instruments pursuant to FAS 133.

                           "Affiliate" means, as to any Person, any other Person
                            ---------
         which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the other Person, whether through the ownership of voting securities, membership interests, by contract, or otherwise.

                           "Agent" means BofA in its capacity as administrative
                            -----
         agent for the Banks hereunder, and any successor agent arising under
         Section 10.9. References to the Agent shall include BofA in its capacity as Collateral Agent; for the purposes of clarification only, to the extent that BofA may have any rights or obligations in addition to those of the Agent due to its status as Collateral Agent, its status as such shall be specifically referenced.

                           "Agent-Related Persons" means BofA and any successor
                            ---------------------
         agent arising under Section 10.9 and any successor letter of credit issuing bank hereunder, together with their respective Affiliates (including, in the case of BofA, the Lead Arranger), and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.

                           "Agent's Payment Office" means the address for
                            ----------------------
         payments set forth on Schedule 11.2 or such other address as the Agent
                               -------------
         may from time to time specify.

                           "Aggregate Commitment" means the combined Commitments
                            --------------------
         of the Banks.

                           "Agreed Alternative Currency" means any currency that
                            ---------------------------
         the Borrower requests a Letter of Credit to be issued in, being a lawful currency constituting a eurocurrency (other than Dollars), in addition to the eurocurrencies specified in the definition of "Offshore Currency" herein, that in the opinion of the Agent is at such time freely traded and freely available in the offshore interbank foreign exchange markets and is freely transferrable and freely convertible into Dollars.

                           "Agreement" means this Credit Agreement.
                            ---------

                           "Applicable Fee Amount" means with respect to the
                            ---------------------
         commitment fee payable hereunder, the amount set forth opposite the indicated level below the heading "Commitment Fee" in the pricing grid set forth on Schedule 2.9(e) in accordance with the parameters for
                      ---------------
         calculations of such amount set forth in Section 10(a).

                           "Applicable Margin" means the amount set forth
                            -----------------
         opposite the indicated level below the heading "Base Rate Spread" or "Offshore Rate Spread" as appropriate, in the pricing grid set forth in
         Schedule 2.9(e) in accordance with the parameters for calculations of
         ---------------
         such amount set forth in Section 2.9(e).

                           "Assignee" has the meaning specified in subsection
                            --------
         11.8(a).

                           "Assignment and Acceptance" means the form of
                            -------------------------
         assignment and acceptance as set out in Exhibit E and referred to in
         Section 4.1(f).

                           "Attorney Costs" means and includes all fees and
                            --------------
         disbursements of any law firm or other external counsel, the allocated cost of internal legal services and all disbursements of internal counsel.

                           "Bank" has the meaning specified in the introductory
                            ----
         clause hereto. References to the "Banks" shall include BofA, including in its capacity as Issuing Bank; for purposes of clarification only, to the extent that BofA may have any rights or obligations in addition to those of the Banks due to its status as Issuing Bank, its status as such will be specifically referenced.

                           "Bankruptcy Code" means the Federal Bankruptcy Reform
                            ---------------
         Act of 1978 (11 U.S.C.ss.101, et seq.)
                                       ------

                           "Base Rate" means, for any day, the higher of: (a)
                            ---------
         0.50% per annum above the latest Federal Funds Rate; and (b) the rate of interest in effect for such day as publicly announced from time to time by BofA, as its "prime rate." (The "prime rate" is a rate set by BofA based upon various factors including BofA's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate.)

                           Any change in the prime rate announced by BofA shall take effect at the opening of business on the day specified in the public announcement of such change.

                           "Base Rate Loan" means a Revolving Loan or an L/C
                            --------------
         Advance, that bears interest based on the Base Rate.

                           "BofA" means Bank of America, N.A., a national
                            ----
         banking association.

                           "Borrower" has the meaning specified in the
                            --------
         introductory clause of this Agreement.

                           "Borrowing" means a borrowing hereunder consisting of
                            ---------
         Revolving Loans of the same Type made to the Borrower on the same day by the Banks under Article II and, other than for Base Rate Loans, having the same Interest Period.

                           "Borrowing Date" means any date on which a Borrowing
                            --------------
         occurs under Section 2.3.

                           "Business Day" means any day other than a Saturday,
                            ------------
         Sunday or other day on which commercial banks in New York City or San Francisco are authorized or required by law to close and, if the applicable Business Day relates to any Offshore Rate Loan, means such a day on which dealings are carried on in the London interbank market. With respect to any Issuance of an Offshore Currency Letter of Credit by a non-U.S. branch or office of the Issuing Bank, any day other than a Saturday, Sunday or other day on which commercial banks in the principal financial center of the country of such branch or office are authorized or required by law to close.

                           "Capital Adequacy Regulation" means any guideline,
                            ---------------------------
         request or directive of any central bank or other Governmental Authority, or any other law, rule or regulation, whether or not having the force of law, in each case, regarding capital adequacy of any bank or of any corporation controlling a bank.

                           "Capital Lease" means, for any Person, any lease of
                            -------------
         property (whether real, personal or mixed) which, in accordance with GAAP, would, at the time a determination is made, be required to be recorded as a capital lease in respect of which such Person is liable as lessee.

                           "Cash Collateralize" means, as provided in Section
                            ------------------
         3.7 hereof, to pledge and deposit with or deliver to the Agent, for the benefit of the Agent, the Issuing Bank, and the Banks, as collateral for the Obligations, cash or deposit account balances pursuant to documentation in form and substance satisfactory to the Agent and the Issuing Bank (which documents are hereby consented to by the Banks). Derivatives of such term shall have corresponding meanings.

                           "Change of Control" means the occurrence, after the
                            -----------------
         date of this Agreement, of any of the following: (a) any Person or two or more Persons acting in concert acquiring beneficial ownership (within the meaning of Rule 13d-3 of the SEC under the Exchange Act), directly or indirectly, of securities of the Borrower (or other securities convertible into such securities) representing 30% or more of the combined voting power of all securities of the Borrower entitled to vote in the election of directors; or (b) during any period of up to 12 consecutive months, commencing after the Closing Date, individuals who at the beginning of such 12-month period were directors of the Borrower ceasing for any reason to constitute a majority of the Board of Directors of the Borrower unless the Persons replacing such individuals were nominated by the Board of Directors of the Borrower; or (c) any Person or two or more Persons acting in concert acquiring by contract or otherwise, or entering into a contract or arrangement which upon consummation will result in its or their acquisition of, or control over, securities of the Borrower (or other securities convertible into such securities) representing 30% or more of the combined voting power of all securities of the Borrower entitled to vote in the election of directors.

                           "Closing Date" means the date on or prior to October
                            ------------
         10, 2001, on which all conditions precedent set forth in Section 5.1 are satisfied or waived by all Banks (or, in the case of subsection 5.1(e), waived by the Person entitled to receive such payment).

                           "Code" means the Internal Revenue Code of 1986, and
                            ----
         regulations promulgated thereunder.

                           "Collateral" means all property and interests in
                            ----------
         property and proceeds thereof now owned or hereafter acquired by the Borrower in or upon which a Lien now or hereafter exists in favor of the Banks, or the Collateral Agent on behalf of the Banks or the Secured Parties, as the case may be, whether under this Agreement or under any other Collateral Documents.

                           "Collateral Agent" means BofA, in its capacity as
                            ----------------
         collateral agent for the Banks and the other Secured Parties.

                           "Collateral Documents" means, collectively, (i) the
                            --------------------
         Security Agreement and all other security agreements and other similar agreements between the Borrower or any of its Subsidiaries and the Banks, or the Collateral Agent for the benefit of the Banks and the other Secured Parties, now or hereafter delivered to the Banks or the Collateral Agent pursuant to or in connection with the transactions contemplated hereby, and all financing statements (or comparable documents now or hereafter filed in accordance with the Uniform Commercial Code or comparable law) against the Borrower or any of its Subsidiaries as debtor in favor of the Banks, or the Collateral Agent for the benefit of the Banks and the other Secured Parties, as secured party and (ii) any amendments, supplements, modifications, renewals, replacements, consolidations, substitutions and extensions of any of the foregoing.

                           "Commitment," as to each Bank, has the meaning
                            ----------
         specified in Section 2.1.

                           "Compliance Certificate" means a certificate
                            ----------------------
         substantially in the form of Exhibit C.
                                      ---------

                           "Computation Date" means the date of requested
                            ----------------
         Issuance of Letters of Credit to be issued in an Offshore Currency and the first day of each calendar month thereafter.

                           "Consolidated" and any derivative thereof each means,
                            ------------
         with reference to the accounts or financial reports of any Person, the consolidated accounts or financial reports of such Person and each Subsidiary of such Person determined in accordance with GAAP.

                           "Contingent Obligation" means, as to any Person, any
                            ---------------------
         direct or indirect liability of that Person, whether or not contingent, with or without recourse, (a) with respect to any Indebtedness, lease, dividend, letter of credit or other obligation (the "primary obligations") of another Person (the "primary obligor"), including any obligation of that Person (i) to purchase, repurchase or otherwise acquire such primary obligations or any security therefor, (ii) to advance or provide funds for the payment or discharge of any such primary obligation, or to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet item, level of income or financial condition of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or otherwise to assure or hold harmless the holder of any such primary obligation against loss in respect thereof;
         (b) with respect to primary obligations of a primary obligor in connection with any synthetic lease or similar off balance sheet lease transaction or securitization transaction (each of (a) and (b) a "Guaranty Obligation"), (c) with respect to any Surety Instrument issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings or payments; (d) to purchase any materials, supplies or other property from, or to obtain the services of, another Person if the primary purpose of the contract or other related document or obligation requires that payment for such materials, supplies or other property, or for such services, shall be made regardless of whether delivery of such materials, supplies or other property is ever made or tendered, or such services are ever performed or tendered, or (e) in respect of any Swap Contract. The amount of any Contingent Obligation shall, in the case of Guaranty Obligations, be deemed equal to the stated or determinable amount of the primary obligation in respect of which such Guaranty Obligation is made or, if not stated or if indeterminable, the maximum reasonably anticipated liability in respect thereof, and in the case of other Contingent Obligations, shall be equal to the maximum reasonably anticipated liability in respect thereof.

                           "Contractual Obligation" means, as to any Person, any
                            ----------------------
         provision of any security issued by such Person or of any agreement, undertaking, contract, indenture, mortgage, deed of trust or other instrument, document or agreement to which such Person is a party or by which it or any of its property is bound.

                           "Conversion/Continuation Date" means any date on
                            ----------------------------
         which, under Section 2.4, the Borrower (a) converts Loans of one Type to another Type, or (b) continues as Loans of the same Type, but with a new Interest Period, Loans having Interest Periods expiring on such date.

                           "Credit Extension" means and includes the making of
                            ----------------
         any Revolving Loans, and the Issuance of any Letters of Credit hereunder (including the Existing BofA Letters of Credit).

                           "Current Liabilities" of any Person means, as of any
                            -------------------
         date of determination, all liabilities of such Person (including estimated accrued taxes, all Revolving Loans outstanding hereunder but excluding any obligations under the Multicurrency Note Purchase Facility which are fully cash collateralized) which in accordance with GAAP should be classified as current liabilities of such Person, including the amount of any redeemable preferred stock of such Person that is redeemable for cash at the option of the holder thereof or that is mandatorily redeemable by such Person within one year of such date of determination, valued at the applicable redemption price, plus accrued and unpaid dividends payable in respect of such redeemable preferred stock.

                           "Current Liquid Assets" of any Person means, as of
                            ---------------------
         any date of determination, all unencumbered (except for encumbrances on Accounts (as defined in the Security Agreement) and proceeds thereof for the benefit of the Banks and securing the Obligations hereunder) cash, short-term investments and accounts receivable, in each case as shown on the most recent balance sheet of such Person and determined in accordance with GAAP (but excluding any such assets deposited to collateralize any obligations under the Multicurrency Note Purchase Facility).

                           "Default" means any event or circumstance which, with
                            -------
         the giving of notice, the lapse of time, or both, would (if not cured or otherwise remedied during such time) constitute an Event of Default.

                           "Directing Banks" has the meaning specified in the
                            ---------------
         Security Agreement.

                           "Dollar Equivalent Amount" means, at any time, (a) as
                            ------------------------
         to any amount denominated in Dollars, the amount thereof at such time, and (b) as to any amount denominated in an Offshore Currency, the equivalent amount in Dollars as determined by the Issuing Bank at such time on the basis of the Spot Rate for the purchase of Dollars with such Offshore Currency on the most recent Computation Date.

                           "Dollars," "dollars" and "$" each mean lawful money
                            -------    -------       -
         of the United States.

                           "EBITDA" means, for any period, for the Borrower and
                            ------
         its Subsidiaries on a Consolidated basis, determined in accordance with GAAP, the sum of (a) the Net Income (or Net Loss) for such period, plus
                                                                            ----
         (b) all amounts treated as expenses for depreciation, interest and the amortization of intangibles of any kind to the extent included in the determination of such Net Income (or Net Loss), plus (c) all accrued
                                                         ----
         taxes on or measured by income to the extent included in the determination of such Net Income (or Net Loss).

                           "Effective Amount" means with respect to any
                            ----------------
         Revolving Loans, on any date, the aggregate outstanding principal amount thereof after giving effect to any Borrowings and prepayments or repayments of Revolving Loans occurring on such date; and (b) with
                                 -----
         respect to any outstanding L/C Obligations on any date, the amount of such L/C Obligations on such date after giving effect to any Issuances of Letters of Credit occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements of outstanding unpaid drawings under any Letters of Credit or any reductions in the maximum amount available for drawing under Letters of Credit taking effect on such date. For the purposes of determining the Effective Amount of any Offshore Currency Letters of Credit or any Offshore Currency L/C Obligations outstanding, the amount of any such Offshore Currency Letters of Credit and other Offshore Currency L/C Obligations shall be the Dollar Equivalent Amount thereof, in each case based upon the calculation thereof as of the most recent Computation Date therefore.

                           "Eligible Assignee" means (a) a commercial bank
                            -----------------
         organized under the laws of the United States, or any state thereof, and having a combined capital and surplus of at least $200,000,000; (b) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development (the "OECD"), or a political subdivision of any such country, and having a combined capital and surplus of at least $200,000,000, provided that such bank is acting through a branch or agency located in the United States; and (c) a Person that is primarily engaged in the business of commercial banking and that is (i) a Subsidiary of a Bank, (ii) a Subsidiary of a Person of which a Bank is a Subsidiary, or (iii) a Person of which a Bank is a Subsidiary.

                           "Environmental Claims" means all claims, however
                            --------------------
         asserted, by any Governmental Authority or other Person alleging potential liability or responsibility for violation of any Environmental Law, or for release or injury to the environment.

                           "Environmental Laws" means all federal, state or
                            ------------------
         local laws, statutes, common law duties, rules, regulations, ordinances and codes, together with all administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authorities, in each case relating to environmental, health, safety and land use matters.

                           "ERISA" means the Employee Retirement Income Security
                            -----
         Act of 1974 and any regulations issued pursuant thereto.

                           "ERISA Affiliate" means any trade or business
                            ---------------
         (whether or not incorporated) under common control with the Borrower within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to
         Section 412 of the Code).

                           "ERISA Event" means (a) a Reportable Event with
                            -----------
         respect to a Pension Plan; (b) a withdrawal by the Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations which is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Borrower or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Section 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or
         (f) the imposition of any liability under Title IV of ERISA, other than PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Borrower or any ERISA Affiliate.

                           "Event of Default" means any of the events or
                            ----------------
         circumstances specified in Section 9.1.

                           "Exchange Act" means the Securities Exchange Act of
                            ------------
         1934.

                           "Existing BofA Letters of Credit" means the letters
                            -------------------------------
         of credit issued by BofA for the account of the Borrower and outstanding under the Prior Credit Agreement on the Closing Date as set out in Exhibit F.

                           "FDIC" means the Federal Deposit Insurance
                            ----
         Corporation, and any Governmental Authority succeeding to any of its principal functions.

                           "FAS 133" means the Statement of Financial Accounting
                            -------
         Standards No. 133, "Accountingfor Derivative Instruments and Hedging Activities," and Statement of Financial Accounting Standards No. 138, "Accounting for Certain Derivative Instruments and Certain Hedging Activities-- an amendment of FASB Statement No. 133" or any successor standard.

                           "Federal Funds Rate" means, for any day, the rate per
                            ------------------
         annum equal to the weighted average of the rates on Federal Funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank on the Business Day next succeeding such day, provided that (a) if
                                                            --------
         such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate charged to BofA on such day on such transactions as determined by the Agent.

                           "Fee Letter" means the letter agreement of August 16,
                            ----------
         2001, between the Agent and the Borrower setting out the level of certain fees payable in respect of the arrangements contemplated in this Agreement.

                           "FRB" means the Board of Governors of the Federal
                            ---
         Reserve System, and any Governmental Authority succeeding to any of its principal functions.

                           "GAAP" means generally accepted accounting principles
                            ----
         set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession), which are applicable to the circumstances as of the date of determination.

                           "Governmental Authority" means any nation or
                            ----------------------
         government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, administrative tribunal, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of, or pertaining to, government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

                           "Guarantor" means StorageTek Holding Corporation, a
                            ---------
         Nevada corporation, and any other Person who provides a Guaranty in respect of the Borrower's Obligations.

                           "Guaranty" means each guaranty agreement between a
                            --------
         Guarantor and the parties listed therein, in substantially the form of Exhibit H.

                           "Guaranty Obligation" has the meaning specified in
                            -------------------
         the definition of "Contingent Obligation."

                           "Honor Date" means each date that any amount is paid
                            ----------
         by the Issuing Bank under any Letter of Credit.

                           "Indebtedness" of any Person means, without
                            ------------
         duplication, (a) all indebtedness for borrowed money; (b) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (other than trade payables entered into in the ordinary course of business on ordinary terms which are not more than 90 days past due); (c) all reimbursement or payment obligations (contingent or otherwise) with respect to Surety Instruments; (d) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses; (e) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to property acquired by the Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property); (f) all obligations with respect to Capital Leases; (g) all indebtedness referred to in clauses (a) through (f) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property (including accounts and contracts rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness; and (h) all Guaranty Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (a) through (g) above.

                           "Indemnified Liabilities" has the meaning specified
                            -----------------------
         in Section 11.5.

                           "Indemnified Person" has the meaning specified in
                            ------------------
         Section 11.5.

                           "Independent Auditor" has the meaning specified in
                            -------------------
         subsection 7.1(a).

                           "Insolvency Proceeding" means, with respect to any
                            ---------------------
         Person, (a) any case, action or proceeding with respect to such Person before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors, or (b) any general assignment for the benefit of creditors, composition, marshalling of assets for creditors, or other, similar arrangement in respect of its creditors generally or any substantial portion of its creditors; in either case undertaken under U.S. Federal, state or foreign law, including the Bankruptcy Code.

                           "Interest Payment Date" means, (a) as to any Offshore
                            ---------------------
         Rate Loan, the last day of each Interest Period applicable to such Loan and, as to any Base Rate Loan, the last Business Day of each calendar quarter; provided, however, that if any Interest Period for an Offshore
                  --------  -------
         Rate Loan exceeds three months, the date that falls three months after the beginning of such Interest Period and after each Interest Payment Date thereafter is also an Interest Payment Date.

                           "Interest Period" means, as to any Offshore Rate
                            ---------------
         Loan, the period commencing on the Borrowing Date of such Loan or on the Conversion/Continuation Date on which the Loan is converted into or continued as an Offshore Rate Loan, and ending on the date one, two, three or six months thereafter as selected by the Borrower in its Notice of Borrowing or Notice of Conversion/Continuation; provided
                                                                   --------
         that:

(a) if any Interest Period would otherwise end on a day that is not a Business Day, that Interest Period shall be extended to the following Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the preceding Business Day;

(b) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

(c) no Interest Period for any Loan shall extend beyond the Revolving Termination Date.

                           "Investments" has the meaning specified in
                            -----------
         Section 8.4.

                           "IRS" means the Internal Revenue Service, and any
                            ---
         Governmental Authority succeeding to any of its principal functions under the Code.

                           "Issuance Date" has the meaning specified in
                            -------------
         subsection 3.1(a).

                           "Issue" means, with respect to any Letter of Credit,
                            -----
         to incorporate the Existing BofA Letters of Credit into this Agreement, or to issue or to extend the expiry of, or to renew or increase the amount of, such Letter of Credit; and the terms "Issued," "Issuing" and
                                                          ------    -------
         "Issuance" have corresponding meanings.
          --------

                           "Issuing Bank" means BofA in its capacity as issuer
                            ------------
         of one or more Letters of Credit hereunder, together with any replacement letter of credit issuer arising under subsection 10.1(b) or
         Section 10.9.

                           "Joint Venture" means a single-purpose corporation,
                            -------------
         partnership, limited liability company, joint venture or other similar legal arrangement (whether created by contract or conducted through a separate legal entity) now or hereafter formed by the Borrower or any of its Subsidiaries with another Person in order to conduct a common venture or enterprise with such Person.

                           "Laws" means, collectively, all international,
                            ----
         foreign, Federal, state and local statutes, treaties ratified by the United States of America, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

                           "L/C Advance" means each Bank's participation in any
                            -----------
         L/C Borrowing in accordance with its Pro Rata Share.

                           "L/C Amendment Application" means an application for
                            -------------------------
         amendment of outstanding standby letters of credit, in the form as shall at any time be in use at the Issuing Bank, as the Issuing Bank shall reasonably request.

                           "L/C Application" means an application for issuances
                            ---------------
         of standby letters of credit, in the form as shall at any time be in use at the Issuing Bank, as the Issuing Bank shall reasonably request.

                           "L/C Borrowing" means an extension of credit
                            -------------
         resulting from a drawing under any Letter of Credit which shall not have been reimbursed on the date when made nor converted into a Borrowing of Revolving Loans under subsection 3.3(c).

                           "L/C Commitment" means the commitment of the Issuing
                            --------------
         Bank to Issue, and the commitment of the Banks severally to participate in, Letters of Credit (including the Existing BofA Letters of Credit) from time to time Issued or outstanding under Article III, in an aggregate amount not to exceed on any date the amount of $25,000,000, as the same shall be reduced as a result of a reduction in the L/C Commitment pursuant to Section 2.5; provided that the L/C Commitment is
                                             --------
         a part of the combined Commitments, rather than a separate, independent commitment.

                           "L/C Obligations" means at any time the sum of (a)
                            ---------------
         the aggregate undrawn amount of all Letters of Credit then outstanding, plus (b) the amount of all unreimbursed drawings under all Letters of Credit, including all outstanding L/C Borrowings.

                           "L/C-Related Documents" means the Letters of Credit,
                            ---------------------
         the L/C Applications, the L/C Amendment Applications and any other document relating to any Letter of Credit, including any of the Issuing Bank's standard form documents for letter of credit issuances.

                           "Lead Arranger" means Banc of America Securities LLC,
                            -------------
         a Delaware limited liability company, in its capacity as sole Lead Arranger and sole Book Manager.

                           "Lending Office" means, as to any Bank, the office or
                            --------------
         offices of such Bank specified as its "Lending Office" on Schedule
                                                                   --------
         11.2, or such other office or offices as such Bank may from time to
         ----
         time notify the Borrower and the Agent.

                           "Letters of Credit" means any standby letters of
                            -----------------
         credit Issued by the Issuing Bank pursuant to Article III and, as of the Closing Date, the Existing BofA Letters of Credit.

                           "Lien" means any security interest, mortgage, deed of
                            ----
         trust, pledge, hypothecation, assignment, charge or deposit arrangement, encumbrance, lien (statutory or other) or preferential arrangement of any kind or nature whatsoever in respect of any property (including those created by, arising under or evidenced by any conditional sale or other title retention agreement, the interest of a lessor under a Capital Lease, any financing lease having substantially the same economic effect as any of the foregoing, or the filing of any financing statement naming the owner of the asset to which such lien relates as debtor, under the Uniform Commercial Code or any comparable law) and any contingent or other agreement to provide any of the foregoing, but not including the interest of a lessor under an Operating Lease.

                           "Loan" means an extension of credit by a Bank to the
                            ----
         Borrower under Article II or Article III in the form of a Revolving Loan or L/C Advance.

                           "Loan Documents" means this Agreement, any Notes, the
                            --------------
         L/C Related Documents, the Collateral Documents, the Guaranty, the Fee Letter and all other documents delivered by or on behalf of the Borrower or any of its Subsidiaries to the Agent or any Bank in connection with the transactions contemplated by this Agreement.

                           "Loan Party" means, collectively, the Borrower and
                            ----------
         each Guarantor.

                           "Margin Stock" means "margin stock" as such term is
                            ------------
         defined in Regulation T, U or X of the FRB.

                           "Material Adverse Effect" means (a) a material
                            -----------------------
         adverse change in, or a material adverse effect upon, the operations, business, properties, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole; (b) a material impairment of the ability of the Borrower or any Guarantor to perform under any Loan Document and to avoid any Event of Default; or (c) a material adverse effect upon (i) the legality, validity, binding effect or enforceability against the Borrower or any Guarantor of any Loan Document or (ii) the perfection or priority of any Lien on any material portion of the Collateral granted under any of the Collateral Documents.

                           "Material Subsidiary" means any Subsidiary that at
                            -------------------
         any time either (a) owns or holds title to 5% or more of the Consolidated assets of the Borrower and its Consolidated Subsidiaries,
         (b) accounts for 5% or more of the Consolidated revenue of the Borrower and its Consolidated Subsidiaries, in each case as determined in accordance with GAAP or (c) is a Guarantor.

                           "Multicurrency Note Purchase Facility" means the
                            ------------------------------------
         facility pursuant to the Second Amended and Restated Contingent Multicurrency Note Purchase Commitment Agreement dated as of January 15, 1998 (as amended, restated, modified or supplemented from time to time) between Borrower and BofA, whereby BofA has agreed to purchase certain notes of the Borrower subject, in certain cases, to collateralization in cash and other investments or any similar facility designed to accomplish the same objectives.

                           "Multiemployer Plan" means a "multiemployer plan",
                            ------------------
         within the meaning of Section 4001(a)(3) of ERISA, to which the Borrower or any ERISA Affiliate makes, is making, or is obligated to make contributions or, during the preceding three calendar years, has made, or been obligated to make, contributions.

                           "Net Income" means, with respect to any Person for
                            ----------
         any period, net income of such Person, as determined by such Person in accordance with GAAP.

                           "Net Loss" means, with respect to any Person for any
                            --------
         period, Net Income of such Person that is less than zero, as determined by such Person in accordance with GAAP.

                           "Note" means a promissory note executed by the
                            ----
         Borrower in favor of a Bank pursuant to subsection 2.2(b), in substantially the form of Exhibit F.
                                   ---------

                           "Notice of Borrowing" means a notice in substantially
                            -------------------
         the form of Exhibit A.
                     ---------

                           "Notice of Conversion/Continuation" means a notice in
                            ---------------------------------
         substantially the form of Exhibit B.
                                   ---------

                           "Obligations" means all advances, debts, liabilities,
                            -----------
         obligations, covenants and duties arising under any Loan Document owing by the Borrower or any Guarantor to any Bank, the Issuing Bank, the Agent, the Collateral Agent or any Indemnified Person, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising.

                           "Offshore Currency" means at any time English pounds
                            -----------------
         sterling, Canadian dollars, French francs, Deutsche Mark, Japanese yen, Swiss Francs and any Agreed Alternative Currency.

                           "Offshore Currency L/C Obligations" means any L/C
                            ---------------------------------
         Obligations denominated in an Offshore Currency of Offshore Currencies.

                           "Offshore Currency Letter of Credit" means any Letter
                            ----------------------------------
         of Credit denominated in an Offshore Currency.

                           "Offshore Rate": For any Interest Period, with
                            -------------
         respect to Offshore Rate Loans comprising part of the same Borrowing, the rate equal to (A) (i) the rate of interest per annum determined by the Agent to be the rate of interest per annum appearing on Dow Jones Page 3750 (as defined below) for Dollar deposits in an amount substantially equal to the proposed Offshore Rate Loan to be made, continued or converted by BofA, and having a maturity comparable to such Interest Period, at approximately 11:00 a.m. (London time) two Business Days prior to the commencement of such Interest Period, subject to clause (ii) below; or (ii) if for any reason the rate is not available as provided in the preceding clause (i) of this definition, the "Offshore Rate" instead means the rate of interest per annum
              -------------
         determined by the Agent (rounded to the next higher 1/16 of 1%) to be the rate at which deposits in Dollars are offered to prime banks by the principal office of BofA in the London interbank market, at approximately 11:00 a.m. (London time), two Business Days before the first day of such Interest Period, in the approximate amount of the Offshore Rate Loan to be made by BofA and for a period of time comparable to such Interest Period; divided by (B) a number equal to
         1.00 minus the aggregate (but without duplication) of the rate (expressed as a decimal fraction) of reserve requirements in effect on the day which is two Business Days prior to the commencement of such Interest Period (including basic, supplemental, marginal and emergency reserves under any regulations of the Board of Governors of the Federal Reserve System or other Governmental Authority having jurisdiction with respect thereto, as in effect at the time BofA quotes its rate to the Agent) for Eurocurrency funding of domestic assets (currently referred to as "Eurocurrency liabilities" in Regulation D of such Board) that are required to be maintained by a member bank of the Federal Reserve System. The determination of the Offshore Rate by the Agent shall be conclusive in the absence of manifest error. As used in this definition, "Dow Jones Page 3750" means the display designated as
                      -------------------
         "3750" on the Dow Jones Market Service (formerly known as the Telerate Service) or any replacement page thereof or successor thereto.

                           "Offshore Rate Loan" means a Loan that bears interest
                            ------------------
         based on the Offshore Rate.

                           "Operating Lease" means, for any Person, any lease of
                            ---------------
         any property of any kind by that Person as lessee which is not a Capital Lease.

                           "Operating Loss" of any Person means, as of the date
                            --------------
         of determination, operating losses as calculated in accordance with GAAP.

                           "Organization Documents" means, for any Person, the
                            ----------------------
         certificate or articles of incorporation, the bylaws, any certificate of determination or instrument relating to the rights of preferred shareholders of such corporation, any shareholder rights agreement, any other applicable organizational or constitutional documents and all applicable resolutions of the board of directors (or any committee thereof) of such Person.

                           "Participant" has the meaning specified in subsection
                            -----------
         11.8(d).

                           "PBGC" means the Pension Benefit Guaranty
                            ----
         Corporation, or any Governmental Authority succeeding to any of its principal functions under ERISA.

                           "Pension Plan" means a pension plan (as defined in
                            ------------
         Section 3(2) of ERISA) subject to Title IV of ERISA which the Borrower sponsors, maintains, or to which it makes, is making, or is obligated to make contributions, or in the case of a multiple employer plan (as described in Section 4064(a) of ERISA) has made contributions at any time during the immediately preceding five (5) plan years.

                           "Permitted Liens" has the meaning specified in
                            ---------------
         Section 8.1.

                           "Permitted Swap Obligations" means all obligations
                            --------------------------
         (contingent or otherwise) of the Borrower or any Subsidiary existing or arising under Swap Contracts, provided that such obligations are (or were) entered into in connection with a bona fide hedging operation that provides offsetting benefits to such Person.

                           "Person" means an individual, partnership,
                            ------
         corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or any other entity of whatever nature.

                           "Plan" means an employee benefit plan (as defined in
                            ----
         Section 3(3) of ERISA) which the Borrower sponsors or maintains or to which the Borrower makes, is making, or is obligated to make contributions and includes any Pension Plan.

                           "Prior Credit Agreement" has the meaning specified in
                            ----------------------
         the recitals hereof.

                           "Pro Rata Share" means, as to any Bank at any time,
                            --------------
         the percentage equivalent (expressed as a decimal, rounded to the ninth decimal place) at such time of such Bank's Commitment divided by the combined Commitments of all Banks (or, if all Commitments have been terminated, the aggregate principal amount of such Bank's Loans divided by the aggregate principal amount of the Loans then held by all Banks).

         The initial Pro Rata Share of each Bank is set forth opposite such Bank's name in Schedule 2.1 under the heading Pro Rata Share.
                        ------------

                           "Receivable" means any right to payment from an
                            ----------
         account receivable obligor, arising from the sale of goods or services or the licensing of intellectual property rights by the Borrower in the ordinary course of its business.

                           "Reportable Event" means, any of the events set forth
                            ----------------
         in Section 4043(c) of ERISA or the regulations thereunder, other than any such event for which the 30-day notice requirement under ERISA has been waived in regulations issued by the PBGC.

                           "Required Banks" means, at any time, at least three
                            --------------
         Banks then holding in excess of 50% of the then aggregate Credit Exposure of all the Banks or, if no Credit Exposure exists, at least three Banks then having in excess of 50% of the Aggregate Commitment. As used in this definition, the "Credit Exposure" of any Bank means (i)
                                          ---------------
         with respect to any outstanding Revolving Loans, the aggregate outstanding principal amount of the Revolving Loans made by such Bank, and (ii) with respect to any outstanding L/C Obligations, the participating interest therein equal to such Bank's Pro Rata Share thereof.

                           "Requirement of Law" means, as to any Person, any law
                            ------------------
         (statutory or common), treaty, rule or regulation or determination of an arbitrator or of a Governmental Authority, in each case applicable to or binding upon the Person or any of its property or to which the Person or any of its property is subject.

                           "Responsible Officer" means, with respect to the
                            -------------------
         Borrower, the chief executive officer, the president, the treasurer, chief operating officer or chief financial officer, the general counsel, assistant treasurer, or the secretary of the Borrower, or any other officer having substantially the same authority and responsibility; or, with respect to compliance with financial covenants, the chief financial officer, assistant treasurer or the treasurer of the Borrower, or any other officer having substantially the same authority and responsibility.

                           "Revolving Loan" has the meaning specified in Section
                            --------------
         2.1, and may be a Base Rate Loan or Offshore Rate Loan (each, a "Type"
                                                                          ----
         of Revolving Loan).

                           "Revolving Termination Date" means the earlier to
                            --------------------------
         occur of:

(a)      October 8, 2004; and

(b) the date on which the Commitments terminate in accordance with the provisions of this Agreement.

                           "SEC" means the Securities and Exchange Commission,
                            ---
         or any Governmental Authority succeeding to any of its principal functions.

                           "Secured Parties" has the meaning specified in the
                            ---------------
         Security Agreement.

                          "Security Agreement" means a Security Agreement
                           ------------------
         between the Borrower or a Guarantor, as debtor, in favor of the Collateral Agent, as secured party, in substantially the form of Exhibit G.

                          "Spot Rate" for a currency means the rate determined
                           ---------
         by the Issuing Bank to be the rate quoted by BofA as the spot rate for the purchase by BofA of such currency with another currency through its FX Trading Office at approximately 8:00 a.m. (San Francisco time) on the date as of which the foreign exchange computation is made; provided
                                                                        --------
         that if at the time of any such determination, no such spot rate can reasonably be quoted, the Agent may use any reasonable method as it deems applicable to determine such rate hereunder, and such determination shall be conclusive absent manifest error.

                           "Subordinated Indebtedness" means Indebtedness which
                            -------------------------
         is expressly subordinated to the Obligations on terms consented to in writing by the Required Banks.

                           "Subsidiary" of a Person means any corporation,
                            ----------
         association, partnership, limited liability company, joint venture, trust or other business entity of which more than 50% of the voting stock, membership interests or other equity interests (in the case of Persons other than corporations), is owned or controlled directly or indirectly by the Person, or one or more of the Subsidiaries of the Person, or a combination thereof. Unless the context otherwise clearly requires, references herein to a "Subsidiary" refer to a Subsidiary of the Borrower.

                           "Surety Instruments" means all letters of credit
                            ------------------
         (including standby and commercial), banker's acceptances, bank guaranties, shipside bonds, surety bonds and similar instruments.

                           "Swap Contract" means any agreement, whether or not
                            -------------
         in writing, relating to any transaction that is a rate swap, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap or option, bond, note or bill option, interest rate option, forward foreign exchange transaction, cap, collar or floor transaction, currency swap, cross-currency rate swap, swaption, currency option or any other, similar transaction (including any option to enter into any of the foregoing) or any combination of the foregoing, and, unless the context otherwise clearly requires, any master agreement relating to or governing any or all of the foregoing.

                           "Tangible Net Worth" means, with respect to any
                            ------------------
         Person as of any date of determination, Total Assets of such Person as of such date minus Total Liabilities of such Person as of such date and
                      -----
         minus the carrying value of (a) goodwill, organizational expenses,
         -----
         patents, patent applications, trademarks, trademark applications, trade names, service marks, service mark applications, copyrights, designs and other intellectual property and licenses therefor and rights therein, and other similar intangibles, (b) all amortizing debt issuance expenses carried as an asset, (c) all reserves carried and not deducted from assets or not reflected as a liability, and (d) cash held in a sinking or other analogous fund established for the purpose of redemption, retirement or prepayment of any capital stock or any Indebtedness or Contingent Obligation, if no offsetting liability exists with respect to such Indebtedness or Contingent Obligation on the balance sheet of such Person.

                           "Taxes" means any and all present or future taxes
                            -----
         (including any taxes on any additional amounts required to be paid to the Agent or the Banks), levies, assessments, imposts, duties, deductions, fees, withholdings or similar charges, and all liabilities with respect thereto, excluding, in the case of each Bank and the Agent, respectively, (a) taxes imposed on its income by the United States and taxes imposed on its income, and franchise taxes imposed on it, by the jurisdiction under the laws of which such Bank or the Agent (as the case may be) is organized or any political subdivision thereof, and (b) taxes imposed on its income, and franchise taxes imposed on it, by the jurisdiction of such Bank's Lending Office, or any political subdivision thereof.

                           "Total Assets" of any Person means all property,
                            ------------
         whether real, personal, tangible, intangible or otherwise, which, in accordance with GAAP, should be included in determining total assets as shown on the assets portion of a balance sheet of such Person.

                           "Total Capital" of any Person means the sum of the
                            -------------
         Consolidated Tangible Net Worth of such Person plus Consolidated Total
                                                        ----
         Debt of such Person.

                           "Total Commitment Amount" means the total amount of
                            -----------------------
         Commitments available hereunder being $150,000,000.

                           "Total Debt" means, with respect to any Person, all
                            ----------
         Indebtedness of such person incurred for borrowed money plus, without
                                                                 ----
         duplication, all reimbursement obligations in respect of letters of credit plus, in the case of the Borrower, all obligations outstanding
                ----
         pursuant to the Multicurrency Note Purchase Facility.

                           "Total Leverage Ratio" means, with respect to any
                            --------------------
         Person, the ratio that (i) Consolidated Total Debt as at the date of determination bears to (ii) Consolidated EBITDA for such Person for the immediately preceding period of four fiscal quarters ended on such date of determination.

                           "Total Liabilities" of any Person means all
                            -----------------
         obligations, including, without limitation, all Indebtedness (other than Guaranty Obligations) of such Person, which, in accordance with GAAP, should be included in determining total liabilities as shown on the liabilities portion of a balance sheet of such Person.

                           "Type" has the meaning specified in the definition of
                            ----
         "Revolving Loan."

                           "UCC" means the Uniform Commercial Code as in effect
                            ---
         in the State of California.

                           "Unfunded Pension Liability" means the excess of a
                            --------------------------
         Plan's benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Plan's assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.

                           "United States" and "U.S." each means the United
                            -------------       ----
         States of America.

                           "U.S. Subsidiary" means any Subsidiary incorporated,
                            ---------------
         or otherwise formed or organized, in the United States or any jurisdiction thereof.

                           "Wholly Owned Subsidiary" means any corporation in
                            -----------------------
         which 100% of the capital stock of each class having ordinary voting power, and 100% of the capital stock of every other class, in each case, at the time as of which any determination is being made, is owned, beneficially and of record, by the Borrower, or by one or more of the other Wholly Owned Subsidiaries, or both; provided that, as to foreign Subsidiaries this definition means any corporation in which at least 99% of the capital stock of each class having ordinary voting power and at least 99% of the capital stock of every other class, at the time as of which any determination is made, in each case is owned beneficially and of record by the Borrower or one or more of the other Wholly Owned Subsidiaries or both.

1.2 Other Interpretive Provisions. (a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

(b) The words "hereof," "herein," "hereunder" and similar words refer to this Agreement as a whole and not to any particular provision of this Agreement; and subsection, Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

(c) (i) The term "documents" includes any and all instruments, documents, agreements, certificates, indentures, notices and other writings, however evidenced.

(ii) The term "including" is not limiting and means "including without limitation."

(iii) In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including"; the words "to" and "until" each mean "to but excluding", and the word "through" means "to and including."

(iv) The term "property" includes any kind of property or asset, real, personal or mixed, tangible or intangible.

(d) Unless otherwise expressly provided herein, (i) references to agreements (including this Agreement) and other contractual instruments shall be deemed to include all subsequent amendments and other modifications thereto, but only to the extent such amendments and other modifications are not prohibited by the terms of any Loan Document, and (ii) references to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting the statute or regulation.

(e) The captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.

(f) This Agreement and other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are cumulative and shall each be performed in accordance with their terms. Unless otherwise expressly provided, any reference to any action of the Agent, the Issuing Bank or the Banks by way of consent, approval or waiver shall be deemed modified by the phrase "in its/their sole discretion."

(g) This Agreement and the other Loan Documents are the result of negotiations among the Agent, the Issuing Bank and the Borrower and the other parties, have been reviewed by counsel to the Agent, the Borrower and such other parties, and are the product of all parties. Accordingly, they shall not be construed against the Banks, the Issuing Bank or the Agent merely because of the Agent's or Banks' involvement in their preparation.

1.3 Accounting Principles. (a) Unless the context otherwise clearly requires, all accounting terms not expressly defined herein shall be construed, and all financial computations required under this Agreement shall be made, in accordance with GAAP, consistently applied.

(b) References herein to "fiscal year" and "fiscal quarter" refer to such fiscal periods of the Borrower.

                                   ARTICLE II

                                   THE CREDITS
                                   -----------

2.1 Amounts and Terms of Commitment. Each Bank severally agrees, on the terms
    -------------------------------
and conditions set forth herein, to make loans to the Borrower (each such loan, a "Revolving Loan") from time to time on any Business Day during the period from
   --------------
the Closing Date to the Revolving Termination Date, in an aggregate amount not to exceed at any time outstanding the amount set forth opposite the name of such Bank on Schedule 2.1 under the heading "Commitment" (such amount, inclusive of
        ------------
such Bank's L/C Commitment, as the same may be reduced under Section 2.5 or
Section 2.7 or reduced or increased as a result of one or more assignments under
Section 11.8, the Bank's "Commitment"); provided, however, that, after giving
                                        --------  -------
effect to any Borrowing of Revolving Loans, (i) the Effective Amount of all outstanding Revolving Loans and the Effective Amount of all L/C Obligations shall not at any time exceed the Total Commitment Amount; and (ii) the Effective Amount of the Revolving Loans of any Bank plus the participation of such Bank in the Effective Amount of all L/C Obligations shall not at any time exceed such Bank's Commitment, as such Bank's Commitment may be reduced hereunder. Within the limits of each Bank's Commitment, and subject to the other terms and conditions hereof, the Borrower may borrow under this Section 2.1, prepay under
Section 2.6 and reborrow under this Section 2.1.

2.2 Loan Accounts. (a) The Loans made by each Bank and the Letters of Credit
    -------------
Issued by the Issuing Bank shall be evidenced by one or more accounts or records maintained by such Bank or Issuing Bank, as the case may be, in the ordinary course of business. The accounts or records maintained by the Agent, the Issuing Bank and each Bank shall be conclusive absent manifest error of the amount of the Loans made by the Banks to the Borrower and the Letters of Credit Issued for the account of the Borrower, and the interest and payments thereon. Any failure so to record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Loans or any Letter of Credit.

(b) Upon the request of any Bank made through the Agent, the Loans made by such Bank may be evidenced by one or more Notes, instead of or in addition to loan accounts. Each such Bank shall endorse on the schedules annexed to its Notes the date, amount and maturity of each Loan made by it and the amount of each payment of principal made by the Borrower with respect thereto. Each such Bank is irrevocably authorized by the Borrower to endorse its Notes and each Bank's record shall be conclusive absent manifest error; provided, however, that the failure of a Bank to make, or an error in making, a notation thereon with respect to any Loan shall not limit or otherwise affect the obligations of the Borrower hereunder or under any such Note to such Bank.

2.3 Procedure for Borrowing. (a) Each Borrowing of Revolving Loans shall be
    -----------------------
made upon the Borrower's irrevocable written notice delivered to the Agent in the form of a Notice of Borrowing (which notice must be received by the Agent prior to 9:00 a.m. San Francisco time) (i) three Business Days prior to the requested Borrowing Date, in the case of Offshore Rate Loans; and (ii) on the Business Day which is the requested Borrowing Date, in the case of Base Rate Loans, specifying:

(A) the amount of the Borrowing, which shall be in an aggregate minimum amount of $10,000,000 or any integral multiple of $1,000,000 in excess thereof;

(B) the requested Borrowing Date, which shall be a Business Day;

(C) the Type of Loans comprising the Borrowing; and

(D) the duration of the Interest Period applicable to such Loans included in such notice. If the Notice of Borrowing fails to specify the duration of the Interest Period for any Borrowing comprised of Offshore Rate Loans, such Interest Period shall be one month.

provided, however, that with respect to the Borrowing to be made on the Closing
--------  -------
Date, the Notice of Borrowing shall be delivered to the Agent not later than 9:00 a.m. (San Francisco time) one Business Day before the Closing Date and such Borrowing will consist of Base Rate Loans only.

(b) The Agent will promptly notify each Bank of its receipt of any Notice of Borrowing and of the amount of such Bank's Pro Rata Share of that Borrowing.

(c) Each Bank will make the amount of its Pro Rata Share of each Borrowing available to the Agent for the account of the Borrower at the Agent's Payment

Office by 11:00 a.m. (San Francisco time) on the Borrowing Date requested by the Borrower in funds immediately available to the Agent. The proceeds of all such Loans will then be made available to the Borrower by the Agent by (i) wire transfer of immediately available funds to the Borrower at, Bank of America, N.A., ABA No. 121000358, Account No. 12335-33709, for credit to Storage Technology Corporation or such other account as the Borrower shall specify to the Agent or (ii) at the option of the Borrower, by crediting the account of the Borrower on the books of BofA with the aggregate of the amounts made available to the Agent by the Banks and, in each case, in like funds as received by the Agent.

(d) After giving effect to any Borrowing, unless the Agent shall otherwise consent, there may not be more than ten different Interest Periods in effect.

(e) Any Notice of Borrowing received after the time noted in subsection 2.3(a) but prior to 5:00 p.m. (San Francisco time) on any Business Day, shall be deemed to have been received prior to 9:00 a.m. (San Francisco time) on the next Business Day.

2.4 Conversion and Continuation Elections. (a) The Borrower may with respect
    -------------------------------------
to its Loans, upon irrevocable written notice to the Agent in accordance with subsection 2.4(b):

(i) elect, as of any Business Day, in the case of Base Rate Loans, or as of the last day of the applicable Interest Period, in the case of any other Type of Revolving Loans, to convert any such Revolving Loans (or any part thereof in an amount not less than $10,000,000, or that is in an integral multiple of $1,000,000 in excess thereof) into Revolving Loans of any other Type; or

(ii) elect as of the last day of the applicable Interest Period, to continue any Revolving Loans having Interest Periods expiring on such day (or any part thereof in an amount not less than $10,000,000, or that is in an integral multiple of $1,000,000 in excess thereof);

provided, that if at any time the aggregate amount of Offshore Rate Loans in
--------
respect of any Borrowing is reduced, by payment, prepayment, or conversion of part thereof to be less than $10,000,000, such Offshore Rate Loans shall automatically convert into Base Rate Loans, and on and after such date the right of the Borrower to continue such Revolving Loans as, and convert such Loans into, Offshore Rate Loans shall terminate.

(b) The Borrower shall deliver a Notice of Conversion/Continuation to be received by the Agent not later than 9:00 a.m. (San Francisco time) with respect to its Revolving Loans at least (i) three Business Days in advance of the Conversion/Continuation Date, if the Revolving Loans of the Borrower are to be converted into or continued as Offshore Rate Loans; and (ii) on the Conversion/Continuation Date, if the Revolving Loans of the Borrower are to be converted into Base Rate Loans, specifying:

(A)      the proposed Conversion/Continuation Date;

(B)      the aggregate amount of Revolving Loans to be converted or continued;

(C) the Type of Revolving Loans resulting from the proposed conversion or continuation; and

(D) other than in the case of conversions into Base Rate Loans, the duration of the requested Interest Period.

(c) If upon the expiration of any Interest Period applicable to Offshore Rate Loans of the Borrower, the Borrower has failed to select timely a new Interest Period to be applicable to such Offshore Rate Loans or if any Default or Event of Default then exists, the Borrower shall be deemed to have elected to convert such Offshore Rate Loans into Base Rate Loans effective as of the expiration date of such Interest Period.

(d) The Agent will promptly notify each Bank of its receipt of a Notice of Conversion/Continuation, or, if no timely notice is provided by the Borrower, the Agent will promptly notify each Bank of the details of any automatic conversion. All conversions and continuations shall be made ratably according to the respective outstanding principal amounts of the Revolving Loans with respect to which the notice was given held by each Bank.

(e) Unless the Required Banks otherwise consent, during the existence of a Default or Event of Default, the Borrower may not elect to have Loans converted into or continued as an Offshore Rate Loan.

(f) After giving effect to any conversion or continuation of Revolving Loans, unless the Agent shall otherwise consent, there may not be more than ten different Interest Periods for all Loans in effect.

2.5      Voluntary Termination or Reduction of Commitments.
         -------------------------------------------------

(a) Termination or Reduction of Commitments. The Borrower may, upon not less
    ---------------------------------------
than five Business Days' prior notice to the Agent (such notice to be received not later than 9:00 am (San Francisco time)), terminate the Commitments, or permanently reduce the Commitments by an aggregate minimum amount of $10,000,000 or any integral multiple of $1,000,000 in excess thereof; unless, after giving
                                                          ------
effect thereto and to any prepayments of any Loans made on the effective date thereof, (i) the Effective Amount of all Revolving Loans and/L/C Obligations together would exceed the amount of the combined Commitments then in effect, or
(ii) the Effective Amount of all L/C Obligations then outstanding would exceed the L/C Commitment. Once reduced in accordance with this Section, the Commitments may not be increased or reinstated. Any reduction of the Commitments shall be applied to each Bank's Commitment according to its Pro Rata Share. If and to the extent specified by the Borrower in the notice to the Agent, some or all of the reduction in the combined Commitments shall be applied to reduce the L/C Commitment. All accrued commitment and letter of credit fees to, but not including, the effective date of any termination of Commitments shall be paid on the effective date of such termination.

2.6 Optional Prepayments. Subject to Section 4.4, the Borrower may, at any time
    --------------------
or from time to time, upon delivery of an irrevocable notice of prepayment to the Agent prior to 9:00 a.m. (San Francisco time) (a) not less than three Business Days prior to the date of prepayment in the case of Offshore Rate Loans, and (b) the same day as the date of prepayment in the case of Base Rate Loans, ratably prepay Revolving Loans in whole or in part, in minimum amounts of $10,000,000 or any integral multiple of $1,000,000 in excess thereof.

                  Any notice of prepayment received after 9:00 a.m. (San Francisco time) on a Business Day but prior to 5:00 p.m. (San Francisco time) on such Business Day shall be deemed to have been given prior to 9:00 a.m. (San Francisco time) on the next Business Day. Any such notice of prepayment shall specify the date and amount of such prepayment and the Type(s) of Loans to be prepaid.

                  The Agent will promptly notify each Bank of its receipt of any such notice, and of such Bank's Pro Rata Share of such prepayment. If any such notice is given the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein, together with accrued interest to each such date on the amount prepaid and any amounts required pursuant to Section 4.4.

2.7 Mandatory Prepayments of Loans; Mandatory Commitment Reductions. If on any
    ---------------------------------------------------------------
date on or prior to the Revolving Termination Date the Effective Amount of L/C Obligations exceeds the L/C Commitment, the Borrower shall Cash Collateralize on such date the outstanding Letters of Credit in an amount equal to the excess of the maximum amount then available to be drawn under the Letters of Credit over the aggregate L/C Commitment. Subject to Section 4.4, if on any date after giving effect to any Cash Collateralization made on such date pursuant to the preceding sentence, the Effective Amount of all Revolving Loans then outstanding plus the Effective Amount of all L/C Obligations exceeds the combined Commitments, the Borrower shall immediately, and without notice or demand, prepay the outstanding principal amount of the Revolving Loans and L/C Advances (as necessary) by an amount equal to the applicable excess.

2.8 Repayment. The Borrower agrees to repay to the Banks on the Revolving
    ---------
Termination Date the aggregate principal amount of the Loans (together with accrued interest and fees thereon) outstanding on such date.

2.9 Interest. (a) Each Loan shall bear interest on the outstanding principal
    --------
amount thereof from the applicable Borrowing Date at a rate per annum equal to the Offshore Rate or the Base Rate as the case may be, plus the Applicable Margin.

(b) Interest on each Revolving Loan of the Borrower shall be paid by the Borrower in arrears on each Interest Payment Date. Interest shall also be paid on the date of any prepayment of Loans (other than Base Rate Loans) under
Section 2.6 or 2.7 for the portion of the Loans so prepaid and upon payment (including prepayment) in full thereof and, during the existence of any Event of Default, interest shall be paid on demand of the Agent at the request or with the consent of the Required Banks.

(c) Notwithstanding subsection (a) of this Section, while any Event of Default exists or after acceleration, the Borrower shall pay interest (after as well as before entry of judgment thereon to the extent permitted by law) on the principal amount of all outstanding Obligations, at a rate per annum which is determined by adding 2% per annum to the Applicable Margin then in effect for such Loans and, in the case of Obligations not subject to an Applicable Margin, at a fluctuating rate per annum equal to the Base Rate plus 2%; provided,
                                                                --------
however, that, on and after the expiration of any Interest Period applicable to
-------
any Offshore Rate Loan outstanding on the date of occurrence of such Event of Default or acceleration, the principal amount of such Loan shall, during the continuation of such Event of Default or after acceleration, bear interest at a fluctuating rate per annum equal to the Base Rate plus the Applicable Margin then in effect for Base Rate Loans plus 2%.

(d) Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agree to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by any applicable Law (the "Maximum Rate"). If the Agent or any Bank shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or if it exceeds such unpaid principal, refunded to the Borrower. In determining whether the interest contracted for, charged, or received by the Agent, or a Bank exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations.

(e) Subject to the effect of subsection 2.9(a), the Applicable Margin will be determined by the Agent from time to time in accordance with the pricing grid set forth in Schedule 2.9(e) based on the most recent Compliance Certificate delivered by the Borrower pursuant hereto. Such determination shall be based on the calculations as set forth in such Compliance Certificate and shall apply from the first Business Day after the Agent receives such Compliance Certificate until and through the Business Day when the Agent receives the applicable Compliance Certificate for the next fiscal quarter.

                  The initial Applicable Margin, applicable from the Closing Date to the date of delivery of the Compliance Certificate hereunder for the fiscal quarter ended September 28, 2001, shall be as set forth in the footnote to Schedule 2.9(e).
   ---------------

2.10     Fees.
         ----

(a) Commitment Fees. In addition to certain fees described in Section 3.8, the
    ---------------
Borrower agrees to pay to the Agent for the ratable account of each Bank a commitment fee on the actual daily unused portion of such Bank's Commitment, computed on a quarterly basis in arrears on the last Business Day of each fiscal quarter based upon the daily utilization for that quarter as calculated by the Agent, equal to the Applicable Fee Amount. For purposes of calculation of such unused portion of a Bank's Commitment, each Bank's Commitment shall be considered used on any date to the extent of its outstanding Revolving Loans and its participation on such date in any Letter of Credit and any L/C Advance made by it.

                  Such commitment fee shall accrue from the Closing Date to the Revolving Termination Date and shall be due and payable quarterly in arrears (A) on the last Business Day of each of the Borrower's fiscal quarters, commencing on December 28, 2001 and (C) on the Revolving Termination Date; provided that,
                                                                --------
in connection with any reduction or termination of Commitments under Section 2.5 or 2.7, the accrued commitment fee calculated for the period ending on such date shall also be paid on the date of such reduction or termination. The commitment fees provided in this subsection shall accrue at all times after the above-mentioned commencement date, including at any time during which one or more conditions in Article V are not met.

                  For the period from the Closing Date through the Business Day when the Agent receives the Borrower's Compliance Certificate for the fiscal quarter ended September 28, 2001, the Applicable Fee Amount will be 0.50%. Thereafter the Applicable Fee Amount shall be determined by the Agent from time to time in accordance with the pricing grid set forth in Schedule 2.9(e) based
                                                         ---------------
on the most recent Compliance Certificate of the Borrower delivered by the Borrower pursuant hereto. Such determinations shall apply from the first Business Day after the Agent receives such Compliance Certificate until and through the Business Day when the Agent receives the applicable Compliance Certificate for the next fiscal quarter as provided herein.

2.11 Computation of Fees and Interest. (a) All computations of interest for
     --------------------------------
Base Rate Loans when the Base Rate is determined by BofA's "prime rate" shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more interest being paid than if computed on the basis of a 365-day year). Interest and fees shall accrue during each period during which interest or such fees are computed from the first day thereof to the last day thereof.

(b) Each determination of an interest rate by the Agent shall be conclusive and binding on the Borrower and the Banks in the absence of manifest error.

2.12 Payments by the Borrower. (a) All payments to be made by the Borrower
     ------------------------
shall be made without set-off, recoupment or counterclaim. Except as otherwise expressly provided herein, all payments by the Borrower shall be made to the Agent for the account of the Banks at the Agent's Payment Office, and shall be made in Dollars and in immediately available funds, no later than 10:30 a.m. (San Francisco time) on the date specified herein. The Agent will promptly distribute to each Bank its Pro Rata Share (or other applicable share as expressly provided herein) of such payment in like funds as received. Any payment received by the Agent later than 10:30 a.m. (San Francisco time) shall be deemed to have been received on the following Business Day and any applicable interest or fee shall continue to accrue.

(b) Subject to the provisions set forth in the definition of "Interest Period" herein, whenever any payment is due on a day other than a Business Day, such payment shall be made on the following Business Day, and such extension of time shall in such case be included in the computation of interest or fees, as the case may be.

(c) Unless the Agent receives notice from the Borrower prior to the date on which any payment is due to the Banks that the Borrower will not make such payment in full as and when required, the Agent may assume that the Borrower has made such payment in full to the Agent on such date in immediately available funds and the Agent may (but shall not be so required), in reliance upon such assumption, distribute to each Bank on such due date an amount equal to the amount then due such Bank. If and to the extent the Borrower has not made such payment in full to the Agent, each Bank shall repay to the Agent on demand such amount distributed to such Bank, together with interest thereon at the Federal Funds Rate for each day from the date such amount is distributed to such Bank until the date repaid.

2.13 Payments by the Banks to the Agent. (a) Unless the Agent receives
     ----------------------------------
notice from a Bank on or prior to the Closing Date or, with respect to any Borrowing after the Closing Date, at least one Business Day prior to the date of such Borrowing, that such Bank will not make available as and when required hereunder to the Agent for the account of the Borrower the amount of that Bank's Pro Rata Share of the Borrowing, the Agent may assume that each Bank has made such amount available to the Agent in immediately available funds on the Borrowing Date and the Agent may (but shall not be so required), in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent any Bank shall not have made its full amount available to the Agent in immediately available funds and the Agent in such circumstances has made available to the Borrower such amount, that Bank shall on the Business Day following such Borrowing Date make such amount available to the Agent, together with interest at the Federal Funds Rate for each day during such period. A notice of the Agent submitted to any Bank with respect to amounts owing under this subsection (a) shall be conclusive, absent manifest error. If such amount is so made available, such payment to the Agent shall constitute such Bank's Loan on the date of Borrowing for all purposes of this Agreement. If such amount is not made available to the Agent on the Business Day following the Borrowing Date, the Agent will notify the Borrower of such failure to fund and, upon demand by the Agent, the Borrower shall pay such amount to the Agent for the Agent's account, together with interest thereon for each day elapsed since the date of such Borrowing, at a rate per annum equal to the interest rate applicable at the time to the Loans comprising such Borrowing.

(b) The failure of any Bank to make any Loan on any Borrowing Date shall not relieve any other Bank of any obligation hereunder to make a Loan on such Borrowing Date, but no Bank shall be responsible for the failure of any other Bank to make the Loan to be made by such other Bank on any Borrowing Date.

2.14 Sharing of Payments, Etc. If, other than as expressly provided elsewhere
     -------------------------
herein, any Bank shall obtain on account of the Loans made by it any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) in excess of its ratable share (or other share contemplated hereunder), such Bank shall immediately (a) notify the Agent of such fact, and
(b) purchase from the other Banks such participations in the Loans made by them as shall be necessary to cause such purchasing Bank to share the excess payment pro rata with each of them; provided, however, that if all or any portion of
                            --------  -------
such excess payment is thereafter recovered from the purchasing Bank, such purchase shall to that extent be rescinded and each other Bank shall repay to the purchasing Bank the purchase price paid therefor, together with an amount equal to such paying Bank's ratable share (according to the proportion of (i) the amount of such paying Bank's required repayment to (ii) the total amount so recovered from the purchasing Bank) of any interest or other amount paid or payable by the purchasing Bank in respect of the total amount so recovered. The Borrower agrees that any Bank so purchasing a participation from another Bank may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off, but subject to Section 11.10) with respect to such participation as fully as if such Bank were the direct creditor of the Borrower in the amount of such participation. The Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased under this Section and will in each case notify the Banks following any such purchases or repayments.

2.15 Security. All obligations of the Borrower under this Agreement, the
     --------
Notes and all other Loan Documents shall be secured in accordance with the Collateral Documents.

                                  ARTICLE III

                              THE LETTERS OF CREDIT
                              ---------------------

3.1 The Letter of Credit Subfacility. (a) On the terms and conditions set
    --------------------------------
forth herein (i) the Issuing Bank agrees, (A) from time to time on any Business Day during the period from the Closing Date to the Revolving Termination Date to issue Letters of Credit for the account of the Borrower, and to amend or renew Letters of Credit previously issued by it, in accordance with subsections 3.2(c) and 3.2(d), in an aggregate Dollar Equivalent Amount not to exceed at any time the L/C Commitment and (B) to honor drafts under the Letters of Credit; and (ii) the Banks severally agree to participate in Letters of Credit Issued for the account of the Borrower; provided, that the Issuing Bank shall not Issue, and no
                         --------
Bank shall be obligated to participate in, any Letter of Credit if as of the date of Issuance of such Letter of Credit (the "Issuance Date") (1) the
                                                -------------
Effective Amount of all L/C Obligations plus the Effective Amount of all Revolving Loans exceeds the combined Commitments, (2) the participation of any Bank in the Effective Amount of all L/C Obligations plus the Effective Amount of the Revolving Loans of such Bank exceeds such Bank's Commitment, or (3) the Effective Amount of L/C Obligations exceeds the L/C Commitment. Within the foregoing limits, and subject to the other terms and conditions hereof, the Borrower's ability to obtain Letters of Credit shall be fully revolving, and, accordingly, the Borrower may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit which have expired or which have been drawn upon and reimbursed.

(b)      The Issuing Bank shall not Issue any Letter of Credit if:

(i) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the Issuing Bank from Issuing such Letter of Credit, or any Requirement of Law applicable to the Issuing Bank or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the Issuing Bank shall prohibit, or request that the Issuing Bank refrain from, the Issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the Issuing Bank with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the Issuing Bank is not otherwise compensated hereunder) not in effect on the Closing Date, or shall otherwise impose upon the Issuing Bank any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which the Issuing Bank in good faith deems material to it;

(ii) the Issuing Bank has received written notice from any Bank (and the Required Banks concur with the determination of such Bank) or the Agent, on or prior to the Business Day prior to the requested date of Issuance of such Letter of Credit, that no further Letters of Credit are to be issued due to a continuing failure to meet one or more of the applicable conditions contained in Article V and such notice has not expired or been withdrawn by the applicable Bank and/or the Agent;

(iii) the expiry date of any requested Letter of Credit is more than 360 days after the Revolving Termination Date, unless all of the Banks have approved such expiry date in writing;

(iv) any requested Letter of Credit does not provide for drafts, or is not otherwise, in form and substance reasonably acceptable to the Issuing Bank, or the Issuance of a Letter of Credit shall violate any applicable policies of the Issuing Bank for extensions of credit; or

(v) such Letter of Credit is in a face amount less than $100,000 or an equivalent amount in an Offshore Currency.

3.2 Issuance, Amendment and Renewal of Letters of Credit. (a) Each Letter of
    ----------------------------------------------------
Credit shall be issued upon the irrevocable written request of the Borrower received by the Issuing Bank (with a copy sent by the Borrower to the Agent) at least three Business Days in the case of Letters of Credit to be denominated in Dollars, and six Business Days in the case of any Offshore Currency Letters of Credit (or such shorter time as the Issuing Bank may agree in a particular instance in its sole discretion) prior to the proposed date of issuance. Each such request for issuance of a Letter of Credit shall be by facsimile, confirmed immediately by an original writing in the mail, in the form of an L/C Application, and shall specify in form and detail satisfactory to the Issuing
Bank: (i) the proposed date of issuance of the Letter of Credit (which shall be a Business Day); (ii) the face amount of the Letter of Credit (and applicable Offshore Currency in the case of a proposed Offshore Currency Letter of Credit);
(iii) the expiry date of the Letter of Credit; (iv) the name and address of the beneficiary thereof (which beneficiary may be a Bank or an Affiliate of a Bank);
(v) the documents to be presented by the beneficiary of the Letter of Credit in case of any drawing thereunder; (vi) the full text of any certificate to be presented by the beneficiary in case of any drawing thereunder; and (vii) such other matters as the Issuing Bank may require. The Dollar Equivalent Amount of any Offshore Currency Letter of Credit will be determined by the Issuing Bank for such Letter of Credit on each Computation Date.

(b) At least two Business Days prior to the Issuance of any Letter of Credit, the Issuing Bank will confirm with the Agent (by telephone or in writing) that the Agent has received a copy of the L/C Application or L/C Amendment

Application from the Borrower and, if not, the Issuing Bank will provide the Agent with a copy thereof. Unless the Issuing Bank has received notice on or before the Business Day immediately preceding the date the Issuing Bank is to issue a requested Letter of Credit from the Agent (A) directing the Issuing Bank not to issue such Letter of Credit because such issuance is not then permitted under subsection 3.1(a) as a result of the limitations set forth in clauses (1) through (3) thereof or subsection 3.1(b)(ii); or (B) that one or more conditions specified in Article V are not then satisfied; then, subject to the terms and conditions hereof, the Issuing Bank shall, on the requested date, issue a Letter of Credit for the account of the Borrower in accordance with the Issuing Bank's usual and customary business practices.

(c) From time to time while a Letter of Credit is outstanding and prior to the Revolving Termination Date, the Issuing Bank will, upon the written request of the Borrower received by the Issuing Bank (with a copy sent by the Borrower to the Agent) at least two Business Days in the case of Letters of Credit denominated in Dollars, and six Business Days in the case of Offshore Currency Letters of Credit (or such shorter time as the Issuing Bank may agree in a particular instance in its sole discretion) prior to the proposed date of amendment, amend any Letter of Credit issued by it. Each such request for amendment of a Letter of Credit shall be made by facsimile, confirmed immediately in an original writing, made in the form of an L/C Amendment Application and shall specify in form and detail satisfactory to the Issuing
Bank: (i) the Letter of Credit to be amended; (ii) the proposed date of amendment of the Letter of Credit (which shall be a Business Day); (iii) the nature of the proposed amendment; and (iv) such other matters as the Issuing Bank may require. The Issuing Bank shall not amend any Letter of Credit if: (A) the Issuing Bank would have no obligation at such time to issue such Letter of Credit in its amended form under the terms of this Agreement; or (B) the beneficiary of any such Letter of Credit does not accept the proposed amendment to the Letter of Credit. The Agent will promptly notify the Banks of the receipt by it of any L/C Application or L/C Amendment Application.

(d) The Issuing Bank and the Banks agree that, while a Letter of Credit is outstanding and prior to the Revolving Termination Date, at the option and upon the written request of the Borrower received by the Issuing Bank (with a copy sent by the Borrower to the Agent) at least two Business Days (or such shorter time as the Issuing Bank may agree in a particular instance in its sole discretion) prior to the proposed date of notification of renewal, the Issuing Bank shall be entitled to authorize the renewal of any Letter of Credit issued by it. Each such request for renewal of a Letter of Credit shall be made by facsimile, confirmed immediately in an original writing, in the form of an L/C Amendment Application, and shall specify in form and detail satisfactory to the Issuing Bank: (i) the Letter of Credit to be renewed; (ii) the proposed date of notification of renewal of the Letter of Credit (which shall be a Business Day);
(iii) the revised expiry date of the Letter of Credit; and (iv) such other matters as the Issuing Bank may require. The Issuing Bank shall not renew any Letter of Credit if: (A) the Issuing Bank would have no obligation at such time to issue or amend such Letter of Credit in its renewed form under the terms of this Agreement; or (B) the beneficiary of any such Letter of Credit does not accept the proposed renewal of the Letter of Credit.

                  If any outstanding Letter of Credit for the account of the Borrower shall provide that it shall be automatically renewed unless the beneficiary thereof receives notice from the Issuing Bank that such Letter of Credit shall not be renewed, and if at the time of renewal the Issuing Bank would be entitled to authorize the automatic renewal of such Letter of Credit in accordance with this subsection 3.2(d) upon the request of the Borrower but the Issuing Bank shall not have received any L/C Amendment Application from the Borrower with respect to such renewal or other written direction by the Borrower with respect thereto, the Issuing Bank shall nonetheless be permitted to allow such Letter of Credit to renew, and, notwithstanding anything in this Agreement to the contrary, the Borrower and the Banks hereby authorize such renewal and, accordingly, the Issuing Bank shall be deemed to have received an L/C Amendment Application from the Borrower requesting such renewal; provided, however, that
                                                       --------  -------
the aggregate principal amount of all such automatically renewable Letters of Credit shall not exceed $3,000,000, which amount shall be a sublimit within the L/C Commitment.

(e) This Agreement shall control in the event of any conflict with any L/C-Related Document (other than any Letter of Credit).

(f) The Issuing Bank will also deliver to the Agent, concurrently or promptly following its delivery of a Letter of Credit, or amendment to or renewal of a Letter of Credit, to an advising bank or a beneficiary, a true and complete copy of each such Letter of Credit or amendment to or renewal of a Letter of Credit.

3.3 Existing BofA Letters of Credit; Risk Participations, Drawings and
    ------------------------------------------------------------------
Reimbursements. (a) On and after the Closing Date, the Existing BofA Letters
--------------
of Credit shall be deemed for all purposes, including for purposes of the fees to be collected pursuant to subsections 3.8(a) and 3.8(b), and reimbursement of costs and expenses to the extent provided herein, Letters of Credit outstanding under this Agreement and entitled to the benefits of this Agreement and the other Loan Documents, and shall be governed by the applications and agreements pertaining thereto and by this Agreement. Each Bank shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Issuing Bank on the Closing Date a participation in each such Letter of Credit and each drawing thereunder in an amount equal to the product of (i) such Bank's Pro Rata Share times (ii) the maximum amount available to be drawn under such Letter of Credit and the amount of such drawing, respectively. For purposes of Section 2.1 and subsection 2.10(a), the Existing BofA Letters of Credit shall be deemed to utilize pro rata the Commitment of each Bank.

(b) Immediately upon the Issuance of each Letter of Credit in addition to those described in subsection 3.3(a), each Bank shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Issuing Bank a participation in such Letter of Credit and each drawing thereunder in an amount equal to the product of (i) the Pro Rata Share of such Bank, times (ii) the maximum amount available to be drawn under such Letter of Credit and the amount of such drawing, respectively. For purposes of Section 2.1 and subsection 2.10(a), each Issuance of a Letter of Credit shall be deemed to utilize the Commitment of each Bank by an amount equal to the amount of such participation.

(c) In the event of any request for a drawing under a Letter of Credit by the beneficiary or transferee thereof, the Issuing Bank will promptly notify the Borrower and specify in such notice the date such drawing will be honored by the Issuing Bank (the "Honor Date"). The Borrower shall reimburse the Issuing Bank
                   ----------
in same day funds (i) by no later than 3:30 p.m. (San Francisco time) on each Honor Date if the Issuing Bank notifies the Borrower of a request for a drawing prior to 11:00 a.m. (San Francisco time) on such Honor Date and (ii) by no later than 11:00 a.m. (San Francisco time) on the day immediately following each Honor Date if the Issuing Bank notifies the Borrower of a request for drawing after 11:00 a.m. (San Francisco time) on such Honor Date, in an amount equal to the amount so paid by the Issuing Bank and in the currency in which such Letter of Credit is payable.

                  In the event that the Issuing Bank notifies the Borrower before 11:00 a.m. (San Francisco time) on the Honor Date and the Borrower fails to reimburse the Issuing Bank for the full amount of any drawing under any Letter of Credit by 3:30 p.m. (San Francisco time) on the Honor Date, the Issuing Bank will promptly notify the Agent, and the Borrower shall be deemed to have requested that Base Rate Loans be made by the Banks to be disbursed on the Honor Date under such Letter of Credit, subject to the amount of the unutilized portion of the Commitments and subject to the conditions set forth in Section
5.2. In the event that the Borrower receives notice from the Issuing Bank after 11:00 a.m. (San Francisco time) and does not reimburse by 11:00 a.m. (San Francisco time) the day immediately following, the Issuing Bank will promptly notify the Agent, and the Borrower shall be deemed to have requested that Base Rate Loans be made by the Banks as of the Honor Date under such Letter of Credit, subject to the amount of the unutilized portion of the Commitments and subject to the conditions set forth in Section 5.2. The Agent shall promptly notify the Banks of the occurrence of such Base Rate Loans and the Banks shall thereupon advance their Pro Rata Shares of such Base Rate Loans and in the case of any drawing under an Offshore Currency Letter of Credit, the Issuing Bank shall redenominate the unreimbursed drawing into Dollars as of the Honor Date, and shall notify the Agent of the Dollar Equivalent Amount thereof at the Spot Rate, and upon notice by the Agent to the Banks, such Base Rate Loans shall be funded by each Bank in Dollars, in an amount equal to such Bank's Pro Rata Share of the Dollar Equivalent Amount of the unreimbursed drawing as of the Honor Date.

                  Any notice given by the Issuing Bank or the Agent pursuant to this subsection 3.3(c) may be oral if immediately confirmed in writing (including by facsimile); provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

(d) Each Bank shall upon any notice pursuant to subsection 3.3(c) make available to the Agent for the account of the relevant Issuing Bank an amount in Dollars and in immediately available funds equal to its Pro Rata Share of the amount of the drawing, and the participating Banks shall (subject to subsection 3.3(e)) each be deemed to have made a Revolving Loan consisting of a Base Rate Loan to the Borrower in that amount. Interest shall accrue on each Bank's obligation to participate in any Base Rate Loan deemed disbursed pursuant to Section 3.3(c) from the Honor Date to the date such Bank makes payment pursuant to this Section 3.3(d), at a rate per annum equal to the Federal Funds Rate in effect from time to time during such period. For the avoidance of doubt, any Base Rate Loan deemed disbursed under Section 3.3(c) shall for all purposes, including the obligation of the Banks to participate in such Base Rate Loan, be deemed made as of the Honor Date and not the date of notice of the Agent.

(e) With respect to any unreimbursed drawing that is not converted into Revolving Loans in whole or in part, because of the Borrower's failure to satisfy the conditions set forth in Section 5.2 or for any other reason, the

Borrower shall be deemed to have incurred from the Issuing Bank an L/C Borrowing, in Dollars, in the amount of such drawing (determined, in the case of any Offshore Currency Letter of Credit, as specified below), which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at a rate per annum equal to the Base Rate plus the Applicable Margin then in effect for Base Rate Loans, plus 2% per annum. In such event, each Bank
                                    ----
shall upon receipt of any notice pursuant to subsection 3.3(c) make available to the Agent for the account of the Issuing Bank an amount in Dollars and in same day funds equal to its Pro Rata Share of the amount of the drawing. Each Bank's payment to the Issuing Bank pursuant to this subsection 3.3(e) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Bank in satisfaction of its participation obligation under this Section 3.3. In the case of any Offshore Currency Letter of Credit, the unreimbursed drawing shall be redenominated into Dollars by the Issuing Bank as of the Honor Date, and any payment by each Bank shall be made in Dollars in an amount equal to such Bank's Pro Rata Share of the Dollar Equivalent Amount calculated at the Spot Rate of the unreimbursed drawing as of the Honor Date.

(f) Each Bank's obligation in accordance with this Agreement to make the Revolving Loans or L/C Advances, as contemplated by this Section 3.3, as a result of a drawing under a Letter of Credit, shall be absolute and unconditional and without recourse to the Issuing Bank and shall not be affected by any circumstance, including (i) any set-off, counterclaim, recoupment, defense or other right which such Bank may have against the Issuing Bank, the Borrower or any other Person for any reason whatsoever; (ii) the occurrence or continuance of a Default, an Event of Default or a Material Adverse Effect; or
(iii) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing; provided, however, that each Bank's obligation to make Revolving Loans under this Section 3.3 is subject to the conditions set forth in Section 5.2.

3.4 Repayment of Participations. (a) Upon (and only upon) receipt by the
    ---------------------------
Agent for the account of the Issuing Bank of immediately available funds from the Borrower (i) in reimbursement of any payment made by the Issuing Bank under the Letter of Credit with respect to which any Bank has paid the Agent for the account of the Issuing Bank for such Bank's participation in the Letter of Credit pursuant to Section 3.3 or (ii) in payment of interest thereon, the Agent will pay to each Bank, in the same funds as those received by the Agent for the account of the Issuing Bank, the amount of such Bank's Pro Rata Share of such funds, and the Issuing Bank shall receive the amount of the Pro Rata Share of such funds of any Bank that did not so pay the Agent for the account of the Issuing Bank.

(b) If the Agent or the Issuing Bank is required at any time to return to the Borrower, or to a trustee, receiver, liquidator, custodian, or any official in any Insolvency Proceeding, any portion of the payments made by the Borrower to the Agent for the account of the Issuing Bank pursuant to subsection 3.4(a) in reimbursement of a payment made under the Letter of Credit or interest or fee thereon, each Bank shall, on demand of the Agent, forthwith return to the Agent or the Issuing Bank the amount of its Pro Rata Share of any amounts so returned by the Agent or the Issuing Bank plus interest thereon from the date such demand is made to the date such amounts are returned by such Bank to the Agent or the Issuing Bank, at a rate per annum equal to the Federal Funds Rate in effect from time to time.

3.5 Role of the Issuing Bank. (a) Each Bank and the Borrower agrees that, in
    ------------------------
paying any drawing under a Letter of Credit, the Issuing Bank shall not have any responsibility to obtain any document (other than any sight draft, certificates or other documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document.

(b) No Agent-Related Person nor any of the respective correspondents, participants or assignees of the Issuing Bank shall be liable to any Bank for:
(i) any action taken or omitted in connection herewith at the request or with the approval of the Banks (including the Required Banks, as applicable); (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any L/C-Related Document.

(c) The Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not,
--------  -------
preclude the Borrower pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. No Agent-Related Person, nor any of the respective correspondents, participants or assignees of the Issuing Bank, shall be liable or responsible for any of the matters described in clauses (i) through (vii) of Section 3.6; provided,
                                                               --------
however, anything in such clauses to the contrary notwithstanding, that the
-------
Borrower may have a claim against the Issuing Bank, and the Issuing Bank may be liable to the Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Borrower which the Borrower proves were caused by the Issuing Bank's willful misconduct or gross negligence or the Issuing Bank's willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing: (i) the Issuing Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary; and (ii) the Issuing Bank shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

3.6 Obligations Absolute. The obligations of the Borrower under this Agreement
    --------------------
and any L/C-Related Document to reimburse the Issuing Bank for a drawing under a Letter of Credit, and to repay any L/C Borrowing and any drawing under a Letter of Credit converted into Revolving Loans, shall be unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement and each such other L/C-Related Document under all circumstances, including the following:

(i) any lack of validity or enforceability of this Agreement or any L/C-Related Document;

(ii) any change in the time, manner or place of payment of, or in any other term of, all or any of the obligations of the Borrower in respect of any Letter of Credit or any other amendment or waiver of or any consent to departure from all or any of the L/C-Related Documents;

(iii) the existence of any claim, set-off, defense or other right that the Borrower may have at any time against any beneficiary or any transferee of any Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the Issuing Bank or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by the L/C-Related Documents or any unrelated transaction;

(iv) any draft, demand, certificate or other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any Letter of Credit;

(v) any payment by the Issuing Bank under any Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of any Letter of Credit; or any payment made by the Issuing Bank under any Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of any Letter of Credit, including any arising in connection with any Insolvency Proceeding;

(vi) any exchange, release or non-perfection of any collateral, or any release or amendment or waiver of or consent to departure from any other guarantee, for all or any of the obligations of the Borrower in respect of any Letter of Credit; or

(vii) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrower or a guarantor;

                  provided, that, notwithstanding the foregoing, the Issuing
                  --------
                  Bank shall not be relieved of any liability it may otherwise have as a result of its gross negligence or willful misconduct.

3.7 Cash Collateral Pledge. (i)(A) Upon the request of the Agent, if the Issuing
    ----------------------
Bank has honored any full or partial drawing request on any Letter of Credit and such drawing has resulted in an L/C Borrowing hereunder, or (B) unless otherwise consented to by all of the Banks, if, as of the Revolving Termination Date, any Letter of Credit may for any reason remain outstanding and partially or wholly undrawn, or (ii) the occurrence of the circumstances described in Section 2.7 requiring the Borrower to Cash Collateralize Letters of Credit, then, the

Borrower shall immediately Cash Collateralize the Obligations in an amount equal to such L/C Obligations. In connection with any such amounts to be paid over to the Agent as Cash Collateral for Offshore Currency L/C Obligations then outstanding, the amount of Cash Collateral to be paid over with respect thereto and held as part of the Cash Collateral pursuant to this Section 3.7 shall be determined on the basis of the Dollar Equivalent Amount thereof as of the most recent Computation Date. The Borrower shall, to the extent necessary, make such additional pledges from time to time as shall be necessary to ensure that all L/C Obligations remain at all times fully Cash Collateralized (in the case of any Offshore Currency L/C Obligations, the amounts thereof from time to time to be determined on the basis of the Dollar Equivalent Amount thereof as of the most recent Computation Date), provided that no such additional pledge shall be
                               --------
required at any time that the shortfall in the amount of the required Cash Collateral results from a change in applicable rates of exchange between Dollars and Offshore Currencies and such shortfall shall not exceed at such time $100,000. The Borrower hereby grants the Agent, for the benefit of the Agent, the Issuing Bank and the Banks, a security interest in all such cash and deposit account balances. Cash Collateral shall be maintained by the Agent in blocked, interest bearing deposit accounts at BofA. After the Revolving Termination Date the Issuing Bank may exercise a right of set off with respect to any such Cash Collateral deposits it holds and may use such funds to satisfy drawings under Letters of Credit. Unless otherwise agreed to by the Banks, all such Cash Collateral (inclusive of accrued interest thereon) shall be returned to the Borrower only when the L/C Commitment has terminated, all Letters of Credit have been cancelled and no L/C Obligations are outstanding.

3.8 Letter of Credit Fees. (a) The Borrower agrees to pay to the Agent, for
    ---------------------
the benefit of the Banks, Letter of Credit fees. The Letter of Credit fee shall be equal to (i) the rate per annum determined as being the Applicable Margin for Offshore Rate Loans from time to time multiplied by (ii) the average daily maximum amount available to be drawn of the outstanding Letters of Credit. The Letter of Credit fees shall be payable quarterly in arrears on the last Business Day of each fiscal quarter, on the Revolving Termination Date, and on the date when the last Letter of Credit expires.

(b) The Borrower shall pay to the Issuing Bank, for its account, quarterly in arrears on the next Business Day following the last Business Day of each calendar quarter, on the Revolving Termination Date and on the date when the last Letter of Credit expires, a letter of credit fronting fee for each Letter of Credit Issued by the Issuing Bank equal to 0.125% per annum of the average daily maximum amount available to be drawn of the outstanding Letters of Credit.

(c) The Borrower shall pay to the Issuing Bank from time to time on demand the normal issuance, presentation, amendment and other processing fees, and other standard costs and charges, of the Issuing Bank relating to letters of credit as from time to time in effect.

3.9 Uniform Customs and Practice. Unless otherwise expressly agreed to by the
    ----------------------------
Issuing Bank and the Borrower when a Letter of Credit is issued and subject to applicable laws, performance under Letters of Credit by the Issuing Bank, its correspondents and beneficiaries will be governed by the rules of the "International Standby Practices 1998" (ISP98) or such later revision as may be published by the Institute of International Banking Law and Practice on any date any Letter of Credit may be issued.

3.10 Conflict with L/C Application or L/C Amendment Application. In the event of
     ----------------------------------------------------------
any conflict between the terms hereof and the terms of any L/C Application or L/C Amendment Application, the terms hereof shall control.

                                   ARTICLE IV

                     TAXES, YIELD PROTECTION AND ILLEGALITY
                     --------------------------------------

4.1 Taxes. (a) Any and all payments by the Borrower to each Bank or the
    -----
Agent under this Agreement and any other Loan Document shall be made free and clear of, and without deduction or withholding for, any Taxes. In addition, the Borrower shall pay all Taxes.

(b) If the Borrower shall be required by law to deduct or withhold any Taxes from or in respect of any sum payable hereunder to any Bank or the Agent, then:

(i) the sum payable shall be increased as necessary so that, after making all required deductions and withholdings (including deductions and withholdings applicable to additional sums payable under this Section), such Bank or the Agent, as the case may be, receives and retains an amount equal to the sum it would have received and retained had no such deductions or withholdings been made;

(ii) the Borrower shall make such deductions and withholdings; and

(iii) the Borrower shall pay the full amount deducted or withheld to the relevant taxing authority or other authority in accordance with applicable law.

(c) The Borrower agrees to indemnify and hold harmless each Bank for the full amount of Taxes in the amount (without duplication of other amounts paid pursuant to this Section 4.1) that the respective Bank specifies as necessary to preserve the after-tax yield (which after tax yield is intended to compensate each Bank for Taxes deducted or withheld pursuant to this Section 4.1 and additional Taxes imposed on amounts payable pursuant to this Section 4.1) the Bank would have received if such Taxes had not been imposed, and any liability (including penalties, interest, and expenses) arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally asserted. Payment under this indemnification shall be made within 30 days after the date the Bank or the Agent makes written demand therefor, which demand shall specify in reasonable detail the basis for such demand.

(d) Within 30 days after the date of any payment by the Borrower of Taxes, the Borrower shall furnish to such Bank or the Agent the original or a certified copy of a receipt evidencing payment thereof, or other evidence of payment satisfactory to such Bank or the Agent.

(e) Without affecting its rights under this Section 4.1 or any provision of this Agreement, the Agent, each Bank and the Issuing Bank agree that if any Taxes are imposed and required by law to be paid or to be withheld from any amount payable to such Bank or its Lending Office or the Issuing Bank, as the case may be, with respect to which the Borrower would be obligated pursuant to this Section 4.1 to increase any amounts payable to such Bank or the Issuing Bank, as the case may be, or to pay any such Taxes, such Bank shall use reasonable efforts to select an alternative Lending Office and the Issuing Bank shall use reasonable efforts to select an alternative office for purposes of issuing and receiving payments in respect of Letters of Credit, as the case may be, which would not result in the imposition of such Taxes; provided, however, that none of the Agent, the
                              --------  -------
Banks or the Issuing Bank shall be obligated to select any such alternative office if such Bank or the Issuing Bank, as the case may be, determines that (i) as a result of such selection it would be in violation of an applicable law, regulation, or treaty, or would incur additional costs or expenses or (ii) such selection would be inadvisable for regulatory reasons or inconsistent with the interests of such Bank or the Issuing Bank, as the case may be.

(f) So long as no Default or Event of Default shall have occurred and be continuing, the Borrower may, within the 30 day period commencing on the day that the Borrower receives a demand for the payment of Taxes from any Bank pursuant to this Section 4.1, demand that the Bank making such demand be replaced with a Person that is an Eligible Assignee selected by the Borrower and subject to consent by the Agent. Upon any such demand by the Borrower, if the Agent shall have consented to the Eligible Assignee selected by the Borrower (provided that should such Eligible Assignee be a Bank, such Bank shall also have consented to such selection), the Bank that made a demand pursuant to this
Section 4.1 shall execute and deliver an Assignment and Acceptance to the Agent pursuant to which such Bank shall assign all of its rights and obligations under this Agreement and the other Loan Documents to the Eligible Assignee selected by the Borrower.

4.2 Illegality. (a) If any Bank determines that the introduction of any
    ----------
Requirement of Law, or any change in any Requirement of Law, or in the interpretation or administration of any Requirement of Law, has made it unlawful, or any central bank or other Governmental Authority has asserted that it is unlawful, for any Bank or its applicable Lending Office to make Offshore Rate Loans, then, on notice thereof by such Bank to the Borrower through the Agent, any obligation of that Bank to make Offshore Rate Loans shall be suspended until the Bank notifies the Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Any Bank notifying the Borrower of such a suspension of its obligation to make Offshore Rate Loans shall provide to the Borrower reasonable documentation supporting such obligation.

(b) If a Bank determines that it is unlawful to maintain any Offshore Rate Loan, the Borrower shall, upon its receipt of notice of such fact and demand from such Bank (with a copy to the Agent), prepay in full such Offshore Rate Loans of that Bank then outstanding, together with interest accrued thereon and amounts required under Section 4.4, either on the last day of the Interest Period thereof, if such Bank may lawfully continue to maintain such Offshore Rate Loans to such day, or immediately, if such Bank may not lawfully continue to maintain such Offshore Rate Loan. If the Borrower is required to so prepay any Offshore Rate Loan, then concurrently with such prepayment, the Borrower shall borrow from the affected Bank, in the amount of such repayment, a Base Rate Loan. Any Bank making such a demand for prepayment of Offshore Rate Loans shall provide to the Borrower reasonable documentation supporting such demand.

4.3 Increased Costs and Reduction of Return. (a) If any Bank determines
    ---------------------------------------
that, due to either (i) the introduction of or any change in or in the interpretation of any law or regulation by any Governmental Authority having jurisdiction over the Banks or (ii) the compliance by any Bank with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), there shall be any increase in the cost to such Bank of agreeing to make or making, funding or maintaining any Offshore Rate Loans or participating in Letters of Credit, or, in the case of the Issuing Bank, any increase in the cost to the Issuing Bank of agreeing to issue, issuing or maintaining any Letter of Credit or of agreeing to make or making, funding or maintaining any unpaid drawing under any Letter of Credit, then the Borrower shall be liable for, and shall from time to time, upon demand (with a copy of such demand to be sent to the Agent), promptly (and in any event within 30 days) pay to the Agent for the account of such Bank, additional amounts as are sufficient to compensate such Bank for such increased costs. Any Bank making such a demand for payment shall provide to the Borrower reasonable documentation supporting such demand.

(b) If any Bank shall have determined that (i) the introduction of any Capital Adequacy Regulation, (ii) any change in any Capital Adequacy Regulation, (iii) any change in the interpretation or administration of any Capital Adequacy Regulation by any central bank or other Governmental Authority charged with the interpretation or administration thereof, or (iv) compliance by the Bank (or its Lending Office) or any corporation controlling the Bank with any Capital Adequacy Regulation, affects or would affect the amount of capital required or expected to be maintained by such Bank or any corporation controlling such Bank and (taking into consideration such Bank's or such corporation's policies with respect to capital adequacy) determines that the amount of such capital is increased as a consequence of its Commitments, loans, credits or obligations under this Agreement, then, upon demand of such Bank to the Borrower through the Agent, the Borrower shall promptly (and in any event within 30 days) pay to such Bank, from time to time as specified by such Bank, additional amounts sufficient to compensate such Bank for such increase. Any Bank making such a demand for payment shall provide to the Borrower reasonable documentation supporting such demand.

4.4 Funding Losses.  The Borrower shall reimburse each Bank and hold each Bank
    --------------
harmless from any loss or expense which the Bank sustains or incurs as a consequence of:

(a) the failure of the Borrower to make on a timely basis any payment of principal of any Offshore Rate Loan;

(b) the failure of the Borrower to borrow, continue or convert a Loan after the Borrower has given (or is deemed to have given) a Notice of Borrowing or a Notice of Conversion/Continuation;

(c) the failure of the Borrower to make any prepayment in accordance with any notice delivered under Section 2.6;

(d) the prepayment (including pursuant to Section 2.7) or other payment (including after acceleration thereof) of an Offshore Rate Loan on a day that is not the last day of the relevant Interest Period; or

(e) the conversion under Section 2.4 of any Offshore Rate Loan to a Base Rate Loan on a day that is not the last day of the relevant Interest Period; including any such loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain its Offshore Rate Loans or from fees payable to terminate the deposits from which such funds were obtained.

4.5 Inability to Determine Rates. If the Agent determines that for any reason
    ----------------------------
adequate and reasonable means do not exist for determining the Offshore Rate for any requested Interest Period with respect to a proposed borrowing of Offshore Rate Loans or conversion into or continuation of Offshore Rate Loans, or that the Offshore Rate applicable pursuant to Section 2.9 for any requested Interest Period with respect to a proposed borrowing of Offshore Rate Loans or conversion into or continuation of Offshore Rate Loans does not adequately and fairly reflect the cost to the Agent or any Bank of funding such Loans, the Agent will promptly so notify the Borrower and each Bank and will provide such Persons with reasonable documentation supporting such determination. Thereafter, the obligation of the Banks to make or maintain Offshore Rate Loans hereunder shall be suspended until the Agent shall notify the Borrower and the Banks that the circumstances causing such suspension no longer exist. Upon receipt of such notice, the Borrower may revoke any Notice of Borrowing or Notice of Conversion/Continuation then submitted by it. If the Borrower does not revoke such Notice, the Banks shall make, convert or continue the Loans, as proposed by the Borrower, in the amount specified in the applicable notice submitted by the Borrower, but such Loans shall be made, converted or continued as Base Rate Loans instead of Offshore Rate Loans.

4.6 Survival.  The agreements and obligations of the Borrower in this Article IV
    --------
shall survive the payment of all other Obligations.

4.7 Notice of Claims. The Agent or the appropriate Bank will notify the Borrower
    ----------------
in writing of its claims under this Article IV within 180 days after any officer of the Agent or such Bank, as applicable, having principal responsibility for monitoring the Borrower's performance of its obligations under the Loan Documents has actual knowledge of facts giving rise to a claim under this
Article IV.

                                   ARTICLE V

                              CONDITIONS PRECEDENT
                              --------------------

5.1 Conditions to Agreement. The effectiveness of this Agreement is subject to
    -----------------------
the condition that the Agent shall have received on or before the Closing Date all of the following, in form and substance satisfactory to the Agent and each Bank, and in sufficient copies for each Bank (other than the Notes to be delivered pursuant to Section 5.1(a)):

(a) Credit Agreement and Notes.  (i)  This Agreement duly executed by the
    --------------------------
Borrower and the Banks and (ii) Notes duly executed by the Borrower for Banks requesting Notes.

(b) Guaranty.  The Guaranty duly executed by the Guarantor.
    --------

(c) Evidence satisfactory to the Agent that all commitments under the Prior Credit Agreement have been terminated and that all amounts owing thereunder have been repaid in full.

(d) the unaudited Consolidated financial statements of the Borrower as of the end of the quarter dated June 29, 2001 and the related Consolidated statements of income, shareholder's equity and cash flows for the period commencing on the first day and ending on the last day of such quarter, and certified by a Responsible Officer as fairly presenting, in all material respects, in accordance with GAAP (subject to ordinary, good faith year-end audit adjustments), the financial position and the results of operations of the Borrower and the Subsidiaries.

(e)     Resolutions; Incumbency.
        -----------------------

(i) Copies of the resolutions of the board of directors of the Borrower and the Guarantor authorizing the transactions contemplated hereby, certified as of the Closing Date by the Secretary or an Assistant Secretary of such Person; and

(ii) A certificate of the Secretary or Assistant Secretary of the Borrower and the Guarantor certifying as of the Closing Date the names, titles and true signatures of the officers of the Borrower and the Guarantor authorized to execute, deliver and perform, as applicable, this Agreement and all other Loan Documents to be delivered by it hereunder;

(f)     Organization Documents; Good Standing.  Each of the following documents:
        -------------------------------------

(i) the articles or certificate of incorporation and the bylaws of the Borrower and the Guarantor as in effect on the Closing Date, certified by the Secretary or Assistant Secretary of such Person as of the Closing Date; and

(ii) a good standing and tax good standing certificate for the Borrower and the Guarantor from the Secretary of State (or similar, applicable Governmental Authority) of its state of incorporation and a good standing certificate from the State of Colorado;

(g)     Legal Opinions.  Opinions of Shearman & Sterling and internal counsel to
        --------------
the Borrower and Guarantor addressed to the Collateral Agent, the Agent and the Banks, substantially in the forms of Exhibit D-1 and Exhibit D-2, respectively.
                                     -----------     -----------

(h) Payment of Fees. Evidence of payment by the Borrower of all accrued and
    ---------------
unpaid fees, costs and expenses to the extent then due and payable on the Closing Date, including any such costs, fees and expenses arising under or referenced in Sections 2.10 and 11.4, provided that the Borrower shall have been
                                      --------
given reasonably detailed bills for the fees and services of the Agent's legal counsel at least one Business Day prior to the Closing Date if it is to pay such fees and expenses on the Closing Date;

(i) Collateral Documents.  The Collateral Documents, executed by the Borrower,
    --------------------
in appropriate form for recording, where necessary, together with:

(i) acknowledgment copies of all UCC-l financing statements filed, registered or recorded to perfect the security interests of the Collateral Agent for the benefit of the Banks and the other Secured Parties, or other evidence satisfactory to the Agent that there has been filed, registered or recorded all financing statements and other filings, registrations and recordings necessary and advisable to perfect the Liens of the Collateral Agent for the benefit of the Banks and the other Secured Parties in accordance with applicable law;

(ii) written advice relating to such Lien and judgment searches as the Agent shall have requested, and such termination statements or other documents as may be necessary to confirm that the Collateral is subject to no other Liens in favor of any Persons (other than Permitted Liens);

(iii) funds sufficient to pay any filing or recording tax or fee in connection with any and all UCC-1 financing statements;

(iv) such consents, estoppels, subordination agreements and other documents and instruments executed by landlords and tenants where any Collateral as to which the Collateral Agent shall be granted a Lien for the benefit of the Banks and the other Secured Parties is stored, as reasonably requested by the Agent or any Bank; and

(v) evidence that all other actions necessary or, in the opinion of the Agent or the Banks, desirable to perfect and protect the first priority Lien created by the Collateral Documents, and to enhance the Collateral Agent's ability to preserve and protect its interests in and access to the Collateral, have been taken;

(j) Certificate.  A certificate signed by a Responsible Officer of the Borrower,
    -----------
dated as of the Closing Date, stating that:

(i) the representations and warranties contained in Article VI are true and correct on and as of such date, as though made on and as of such date; and

(ii)     no Default or Event of Default exists.

(k) Other Documents.  Such other approvals, opinions, documents or materials as
    ---------------
the Agent or any Bank may reasonably request.

5.2 Conditions to All Credit Extensions. The obligation of each Bank to make any
    -----------------------------------
Revolving Loan to be made by it (including its initial Revolving Loan) or to continue or convert any Revolving Loan under Section 2.4 and the obligation of the Issuing Bank to Issue any Letter of Credit (including the initial Letter of Credit) is subject to the satisfaction of the following conditions precedent on the relevant Borrowing Date or Conversion/Continuation Date or Issuance Date:

(a) Notice. The Agent shall have received a Notice of Borrowing or a Notice of
    ------
Conversion/Continuation, as applicable, or in the case of any Issuance of any Letter of Credit, the Issuing Bank and the Agent shall have received an L/C Application or L/C Amendment Application, as required under Section 3.2;

(b) Continuation of Representations and Warranties. The representations and
    ----------------------------------------------
warranties in Article VI shall be true and correct on and as of such Borrowing Date or Conversion/Continuation Date or Issuance Date with the same effect as if made on and as of such Borrowing Date or Conversion/Continuation Date or Issuance Date; and

(c) No Existing Default.  No Default or Event of Default shall exist or shall
    -------------------
result from such Borrowing or continuation or conversion or Issuance;

(d) Cash Collateral.  With regard to any Letter of Credit, such Letter of Credit
    ---------------
has been Cash Collateralized to the extent required by and in accordance with this Agreement.

(e) No Material Adverse Effect.  There has occurred since December 29, 2000,
    --------------------------
no event or circumstance that has resulted or could reasonably be expected to result in a Material Adverse Effect; and

(f) No Future Advance Notice. Neither the Collateral Agent, the Agent nor any
    ------------------------
Bank shall have received from the Borrower any notice that any Collateral Document will no longer secure on a first priority basis future advances or future Loans to be made or extended under this Agreement.

(g) Representation and Warranty. Each Notice of Borrowing, Notice of
    ---------------------------
Conversion/Continuation and L/C Application or L/C Amendment Application submitted by the Borrower hereunder shall constitute a representation and warranty by the Borrower hereunder, as of the date of each such notice and as of each Borrowing Date, Conversion/Continuation Date, or Issuance Date, as applicable, that the conditions in this Section 5.2 are satisfied.

                                   ARTICLE VI

                         REPRESENTATIONS AND WARRANTIES
                         ------------------------------

                  The Borrower represents and warrants to the Agent and each Bank that:

6.1 Corporate Existence and Power.  The Borrower and each of its Material
    -----------------------------
Subsidiaries:

(a) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation;

(b) has the power and authority and all governmental licenses, authorizations, consents and approvals to own its assets, carry on its business and to execute, deliver, and, in the case of the Borrower and each Guarantor, perform its obligations under the Loan Documents;

(c) is duly qualified, licensed and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification or license or good standing; and

(d) is in compliance with all Requirements of Law; except, in each case referred to in clause (c) or this clause (d), to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect.

6.2 Corporate Authorization; No Contravention. The execution, delivery and
    -----------------------------------------
performance by (i) the Borrower of this Agreement and each other Loan Document to which the Borrower is party, and (ii) each Guarantor of each Loan Document to which it is a party, have been duly authorized by all necessary corporate action, and do not:

(a) contravene the terms of any of such Person's Organization Documents;

(b) conflict with or result in any breach or contravention of any document evidencing any Contractual Obligation to which such Person is a party or any order, injunction, writ or decree of any Governmental Authority to which such Person or its property is subject, except where such conflict, breach or contravention would not cause a Material Adverse Effect or render any Loan Document unenforceable against the Borrower or any other Person;

(c) violate any Requirement of Law except, in each case, where any such contravention, conflict, breach, or violation would not cause a Material Adverse Effect or render any Loan Document unenforceable against the Borrower or any other Person; or

(d) result in the creation of any Lien, except for Liens in favor of the Collateral Agent arising under the Collateral Documents.

6.3 Governmental Authorization. No approval, consent, exemption, authorization,
    --------------------------
or other action by, or notice to, or filing with, any Governmental Authority

(except for filings in connection with the Liens granted to the Collateral Agent under the Collateral Documents) is necessary or required in connection with the execution, delivery or performance by, or current enforcement against, the Borrower or any of its Material Subsidiaries of the Agreement or any other Loan Document.

6.4 Binding Effect. This Agreement and each other Loan Document to which the
    --------------
Borrower or any Guarantor is a party constitute (or, when duly executed and delivered, shall constitute) the legal, valid and binding obligations of the Borrower or such Guarantor, enforceable against it in accordance with their respective terms and claims under this Agreement and each Loan Document will rank at least pari passu with the claims of other unsecured creditors, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability.

6.5 Litigation. Except as specifically disclosed in Schedule 6.5, there are no
    ----------                                      ------------
actions, suits, proceedings, claims or disputes pending, or to the best knowledge of the Borrower, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, against the Borrower, or its Subsidiaries or any of their respective properties which:

(a) relates to this Agreement or any other Loan Document, or any of the transactions contemplated hereby or thereby; or

(b) if determined adversely to the Borrower or its Subsidiaries, would reasonably be expected to have a Material Adverse Effect. No injunction, writ, temporary restraining order or any order of any nature has been issued by any court or other Governmental Authority purporting to enjoin or restrain the execution, delivery or performance of this Agreement or any other Loan Document, or directing that the transactions provided for herein or therein not be consummated as herein or therein provided.

6.6 No Default. No Default or Event of Default exists or would result from the
    ----------
incurring of any Obligations by the Borrower or any Guarantor or from the grant or perfection of the Liens of the Collateral Agent and the Banks on the Collateral. Neither the Borrower nor any Subsidiary is in default under or with respect to any Contractual Obligation in any respect which, individually or together with all such defaults, could reasonably be expected to have a Material Adverse Effect, or that would, if such default had occurred after the Closing Date, create an Event of Default under subsection 9.1(e).

6.7 ERISA Compliance. (a) Each Plan is in compliance in all material
    ----------------
respects with the applicable provisions of ERISA, the Code and other federal or state law. Each Plan which is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS and to the best knowledge of the Borrower, nothing has occurred which would cause the loss of such qualification. The Borrower and each ERISA Affiliate has made all required contributions to any Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to
Section 412 of the Code has been made with respect to any Plan.

(b) There are no pending or, to the best knowledge of the Borrower, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan which has resulted or could reasonably be expected to result in a Material Adverse Effect, except as specifically disclosed in Schedule 6.5. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan which has resulted or could reasonably be expected to result in a Material Adverse Effect.

(c) (i) No ERISA Event has occurred or is reasonably expected to occur; (ii) no Pension Plan has any Unfunded Pension Liability; (iii) neither the Borrower nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iv) neither the Borrower nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (v) neither the Borrower nor any ERISA Affiliate has engaged in a transaction that could be subject to
Section 4069 or 4212(c) of ERISA.

6.8 Use of Proceeds; Margin Regulations. The proceeds of the Loans are to be
    -----------------------------------
used solely for the purposes set forth in and permitted by Section 7.11 and
Section 8.6. Neither the Borrower nor any Subsidiary is generally engaged in the business of purchasing or selling Margin Stock or extending credit for the purpose of purchasing or carrying Margin Stock. To the extent that the Borrower uses Loan proceeds to acquire shares of its own stock which is Margin Stock, the Borrower intends to cause such acquired shares to be immediately retired.

6.9 Title to Properties; Liens. The Borrower and each Subsidiary have good
    --------------------------
record and marketable title in fee simple to, or valid leasehold interests in, all real property necessary or used in the ordinary conduct of their respective businesses, except for such defects in title as would not, individually or in the aggregate, have a Material Adverse Effect. As of the Closing Date the property (real or personal, tangible or intangible) of the Borrower and its Material Subsidiaries is subject to no Liens, other than Permitted Liens.

6.10 Taxes. The Borrower and its Subsidiaries have filed or caused to be filed
     -----
all federal and other material tax returns and reports required to be filed, and have paid or caused to be paid all federal and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except (i) those which are being contested in good faith by appropriate proceedings and for which adequate reserves have been provided in accordance with GAAP and (ii) those for which the failure to pay would not have a Material Adverse Effect. To the Borrower's knowledge, there is no proposed tax assessment against the Borrower or any Subsidiary that would, if made, have a Material Adverse Effect.

6.11 Financial Condition. (a) The audited Consolidated financial statements
     -------------------
of the Borrower and its Subsidiaries for the fiscal year ended December 29, 2000 (as set forth in the Borrower's Form 10-K filed with the SEC on February 21, 2001 and the unaudited Consolidated financial statements of the Borrower and its Subsidiaries for the fiscal quarter ended June 29, 2001, (as set forth in the Borrower's latest Form 10-Q filed with the SEC on August 9, 2001 and, in each case, the related Consolidated statements of income or operations, shareholders' equity and cash flows for the fiscal year ended on that date:

(i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein;

(ii) fairly present the financial condition of the Borrower and its Subsidiaries as of the date thereof and results of operations for the period covered thereby; and

(iii) except as specifically disclosed in Schedule 6.11, show all material indebtedness and other liabilities, direct or contingent, of the Borrower and its Consolidated Subsidiaries as of the date thereof, including liabilities for taxes, material commitments and Contingent Obligations.

(b) Since the end of the fiscal year ended December 29, 2000, there has been no Material Adverse Effect.

6.12 Environmental Matters. The Borrower conducts in the ordinary course of
     ---------------------
business a review of the effect of existing Environmental Laws and existing Environmental Claims on its and its Subsidiaries' business, operations and properties, and as a result thereof the Borrower has reasonably concluded that, except as specifically disclosed in Schedule 6.12, such Environmental Laws and
                                    -------------
Environmental Claims could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

6.13 Collateral Documents. (a) The provisions of each of the Collateral
     --------------------
Documents are effective to create in favor of the Collateral Agent for the benefit of the Banks and the other Secured Parties, a legal, valid and enforceable security interest (subject only to Permitted Liens) in all right, title and interest of the Borrower and each Guarantor in the Collateral described therein.

(b) All representations and warranties of the Borrower contained in the Collateral Documents are true and correct.

6.14 Regulated Entities. Neither the Borrower, nor any Person controlling the
     ------------------
Borrower, nor any Subsidiary, is an "Investment Company" within the meaning of the Investment Company Act of 1940. Neither the Borrower nor any of its Subsidiaries is subject to regulation under the Public Utility Holding Company Act of 1935, the federal Power Act, the Interstate Commerce Act, any state public utilities code, or any other federal or state statute or regulation limiting its ability to incur Indebtedness.

6.15 Copyrights, Patents, Trademarks and Licenses, Etc. The Borrower or its
     --------------------------------------------------
Subsidiaries own or are licensed or otherwise have the right to use all of the patents, trademarks, service marks, trade names, copyrights, contractual franchises, authorizations and other rights that are reasonably necessary for the operation of their respective material businesses, without conflict with the rights of any other Person. To the best knowledge of the Borrower, no slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by the Borrower or any Material Subsidiary infringes upon any rights held by any other Person. Except as specifically disclosed in Schedule 6.5, no claim or litigation
                                    ------------
regarding any of the foregoing is pending or, to the best knowledge of the Borrower, threatened, and no patent, invention, device, application, principle or any statute, law, rule, regulation, standard or code is pending or, to the knowledge of the Borrower, proposed, which, in either case, could reasonably be expected to have a Material Adverse Effect.

6.16 Subsidiaries. The Borrower (a) has no U.S. Subsidiaries other than those
     ------------
specifically disclosed in part (a) of Schedule 6.16 hereto as of the Closing
                                      -------------
Date and (b) has no equity investments in any other corporation or entity other than those specifically disclosed in part (b) of Schedule 6.16 except, in each
                                                 -------------
case, for Subsidiaries created and equity investments made after the Closing Date and otherwise permitted by this Agreement.

6.17 Insurance. Except as specifically disclosed in Schedule 6.17, the
     ---------                                      -------------
properties of the Borrower and its Material Subsidiaries are insured with, to the best knowledge of the Borrower, financially sound and reputable insurance companies not Affiliates of the Borrower, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the Borrower or such Material Subsidiary operates.

6.18 Full Disclosure. None of the representations or warranties made by the
     ---------------
Borrower or any of its Subsidiaries in the Loan Documents as of the date such representations and warranties are made or deemed made, and none of the statements contained in any written exhibit, report, statement or certificate furnished by or on behalf of the Borrower or any Subsidiary in connection with the Loan Documents (including the offering and disclosure materials delivered by or on behalf of the Borrower to the Banks prior to the Closing Date), contains any untrue statement of a material fact or omits any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they are made, not misleading as of the time when made or delivered; provided that nothing in this Section 6.18 shall apply to any
                   --------
projections, forward-looking information or other similar or related information furnished by or on behalf of the Borrower or any Subsidiary in connection with the Loan Documents.

6.19 Projections. All projections, forward-looking information or other similar
     -----------
or related information furnished by or on behalf of the Borrower or any Subsidiary in connection with the Loan Documents were prepared in good faith on the basis of the assumptions stated therein, which assumptions were fair in the light of conditions existing at the time of delivery of such forecasts, and represented, at the time of delivery, the Borrower or such Subsidiary's best estimate of its future financial performance, operations and results.

                                  ARTICLE VII

                              AFFIRMATIVE COVENANTS
                              ---------------------

                  So long as any Bank shall have any Commitment hereunder, or any Loan or other Obligation shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, unless the Required Banks waive compliance in writing:

7.1 Financial Statements. The Borrower shall deliver to the Agent and each Bank,
    --------------------
in form and detail satisfactory to the Agent and the Required Banks:

(a) as soon as available, but not later than 120 days after the end of each fiscal year, a copy of the audited Consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such year and the related Consolidated statements of income or operations, shareholders' equity and cash flows for such year, setting forth in each case in comparative form the figures for the previous fiscal year, and accompanied by the opinion of PricewaterhouseCoopers LLP or another nationally-recognized independent public accounting firm ("Independent Auditor") which report shall state that based upon the Independent Auditor's audit of the Borrower's Consolidated balance sheet conducted in accordance with auditing standards generally accepted in the United States of America, such Consolidated financial statements, in all material aspects, present fairly the financial position for the periods indicated in conformity with GAAP applied on a basis consistent with prior years. Such opinion shall not be qualified or limited because of a restricted or limited examination by the Independent Auditor of any material portion of the Borrower's or any Subsidiary's records; and

(b) as soon as available, but not later than 55 days after the end of each of the first three fiscal quarters of each fiscal year, a copy of the unaudited Consolidated balance sheet of the Borrower and its Subsidiaries as of the end of such quarter and the related Consolidated statements of income, shareholders' equity and cash flows for the period commencing on the first day and ending on the last day of such quarter, and certified by a Responsible Officer as fairly presenting, in all material respects, in accordance with GAAP (subject to ordinary, good faith year-end audit adjustments), the financial position and the results of operations of the Borrower and the Subsidiaries.

7.2 Certificates; Other Information. The Borrower shall furnish to the Agent
    -------------------------------
with sufficient copies for each Bank:

(a) concurrently with the delivery of the financial statements referred to in subsections 7.1(a) and (b), a Compliance Certificate executed by a Responsible Officer;

(b) promptly, copies of all financial statements and reports that the Borrower sends to its stockholders, and copies of all financial statements and regular, periodical or special reports (including Forms 10-K, 10-Q and 8-K) that the Borrower or any Subsidiary may make to, or file with, the SEC; and

(c) promptly, such additional information regarding the business, financial or corporate affairs of the Borrower or any Subsidiary as the Agent, at the request of any Bank, may from time to time reasonably request.

7.3 Reports. Reports required to be delivered pursuant to Sections 7.1 or 7.2
    -------
may be delivered electronically and if so, shall be deemed to have been delivered on the date on which the Borrower posts such reports either: (i) on the Borrower's website on the Internet at the website address listed on Schedule
                                                                        --------
11.2 hereof; or (ii) when such report is posted electronically in
----
IntraLinks/IntraAgency or other relevant website (whether a commercial, third-party website or whether sponsored by the Agent), if any, on Borrower's behalf; provided that: (x) the Borrower shall deliver paper copies of such reports to the Agent or any Bank who requests the Borrower to deliver such paper copies until written request to cease delivering paper copies is given by the Agent or such Bank; (y) the Borrower shall notify by e-mail the Agent and each Bank of the posting of any such reports; and (z) in every instance the Borrower shall provide paper copies of the Compliance Certificates required by Section 7.2(a) to the Agent and each of the Banks. Except for such Compliance Certificates, the Agent shall have no obligation to request the delivery or to maintain copies of the reports referred to above, and in any event shall have no responsibility to monitor compliance by the Borrower with any such request for delivery, and each Bank shall be solely responsible for requesting delivery to it or maintaining its copies of such reports.

7.4 Notices.  The Borrower shall promptly notify the Agent and each Bank:
    -------

(a) after a Responsible Officer of the Borrower knows or has reason to know of the occurrence of any Default or Event of Default, and of the occurrence or existence of any event or circumstance for which it is reasonably foreseeable that such event or circumstance will become a Default or Event of Default;

(b) after a Responsible Officer of the Borrower or any ERISA Affiliate knows or has reason to know that any material ERISA Event has occurred, with a statement of a Responsible Officer of the Borrower describing such ERISA Event and the action, if any, that the Borrower or such ERISA Affiliate proposes to take with respect thereto;

(c) of any material change in accounting policies or financial reporting practices by the Borrower or any of its Consolidated Subsidiaries;

(d) of any matter that has resulted or could reasonably be expected to result in a Material Adverse Effect, including (i) any breach or non-performance of, or any default under, any Contractual Obligation of the Borrower or any of its Subsidiaries which has resulted or could reasonably be expected to result in a Material Adverse Effect; (ii) any dispute, litigation or proceeding which may exist at any time between the Borrower or any of its Subsidiaries and any Governmental Authority which has resulted or could reasonably be expected to result in a Material Adverse Effect; and (iii) any investigation or suspension by any Governmental Authority with respect to the Borrower or any Subsidiary of which the Borrower or such Subsidiary has knowledge, which investigation or suspension has resulted or could reasonably be expected to result in a Material Adverse Effect;

(e) of the commencement of, or any material development in, any litigation or proceeding to which the Borrower or any Subsidiary is a party (i) which, if adversely determined, would reasonably be expected to have a Material Adverse

Effect, or (ii) in which the relief sought is an injunction or other stay of the performance of this Agreement or any Loan Document; and

(f) of any other litigation or proceeding affecting the Borrower or any of its Subsidiaries which the Borrower would be required to report to the SEC pursuant to the Exchange Act, within four days after reporting the same to the SEC.

                  Each notice under this Section shall be accompanied by a written statement by a Responsible Officer setting forth details of the occurrence referred to therein, and stating what action the Borrower or any affected Subsidiary proposes to take with respect thereto and at what time. Each notice under subsection 7.3(a) shall describe with particularity any and all clauses or provisions of this Agreement or other Loan Document that have been (or foreseeably will be) breached or violated.

7.5 Preservation of Corporate Existence, Etc. The Borrower shall, and shall
    -----------------------------------------
cause each Material Subsidiary to preserve and maintain in full force and effect its corporate existence and good standing under the laws of its state or jurisdiction of incorporation and preserve and maintain in full force and effect all governmental rights, privileges, qualifications, permits, licenses and franchises necessary or desirable in the normal conduct of its business except
(a) if in the reasonable business judgment of the Borrower or such Material Subsidiary, it is in its best economic interest not to preserve or maintain such rights, privileges, qualification, permits, licenses or franchises and (b) if no Material Adverse Effect could reasonably be expected to result.

7.6 Maintenance of Property. The Borrower shall maintain, and shall cause each
    -----------------------
Material Subsidiary to maintain, and preserve all its material property (including, without limitation, equipment) which is used or useful in its business in good working order and condition, ordinary wear and tear excepted and make all necessary repairs thereto and renewals and replacements thereof except where the failure to do so could not reasonably be expected to have a Material Adverse Effect. The Borrower and each Material Subsidiary shall use the standard of care typical in the industry in the operation and maintenance of its facilities.

7.7 Insurance. In addition to insurance requirements set forth in the Collateral
    ---------
Documents, the Borrower shall maintain, and shall cause each Material Subsidiary to maintain, with financially sound and reputable independent insurers, insurance against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons.

7.8 Payment of Obligations. The Borrower shall, and shall cause each Material
    ----------------------
Subsidiary to, pay and discharge before the same shall become delinquent:

(a) all tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings and adequate reserves in accordance with GAAP are being maintained by the Borrower or such Material Subsidiary; and

(b) all lawful claims which, if unpaid, would by law become a Lien upon its property.

7.9 Compliance with Laws. The Borrower shall comply, and shall cause each
    --------------------
Subsidiary to comply, in all material respects with all Requirements of Law of any Governmental Authority having jurisdiction over it or its business (including Environmental laws and the federal Fair Labor Standards Act), except such as may be contested in good faith or as to which a bona fide dispute may exist.

7.10 Compliance with ERISA. The Borrower shall, and shall cause each of its
     ---------------------
ERISA Affiliates to: (a) maintain each Plan in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state law; (b) cause each Plan which is qualified under Section 401(a) of the Code to maintain such qualification; and (c) make all required contributions to any Plan subject to Section 412 of the Code.

7.11 Inspection of Property and Books and Records. The Borrower shall maintain
     --------------------------------------------
and shall cause each Material Subsidiary to maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and the assets and business of the Borrower and such Material Subsidiary. The Borrower shall permit, and shall cause each Subsidiary to permit, representatives and independent contractors of the Agent or any Bank to visit and inspect any of their respective properties, to examine their respective corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss their respective affairs, finances and accounts with their respective directors, officers, and independent public accountants, all at the expense of each the Borrower and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Borrower; provided, however, that the Agent and the Banks may conduct such
          --------  -------
inspections and examinations no more frequently than twice in any fiscal year, unless an Event of Default has occurred and is continuing, in which case the Agent and the Banks shall not be so limited.

7.12 Use of Proceeds. The Borrower shall use the proceeds of the Loans for the
     ---------------
repayment of any amounts owing under the Prior Credit Agreement, for working capital and other general corporate purposes (including repurchases of its own stock) not in contravention of any Requirement of Law or of any Loan Document.

7.13 Disclosure; Further Assurances. (a) The Borrower shall ensure that all
     ------------------------------
written information, exhibits and reports furnished to the Agent and the Banks by or on behalf of the Borrower and concerning the Borrower or any of its Subsidiaries do not and will not contain any untrue statement of a material fact and do not and will not omit to state any material fact or any fact necessary to make the statements contained therein not misleading in light of the circumstances in which made, and will promptly disclose to the Agent and the Banks and correct any material defect or error that may be discovered therein or in any Loan Document or in the execution, acknowledgement or recordation thereof; provided that nothing in this Section 7.13(a) shall apply to any projections, forward-looking information or other similar or related information furnished by or on behalf of the Borrower or any Subsidiary in connection with the Loan Documents.

(b) The Borrower shall ensure that all projections, forward-looking information or other similar or related information furnished by or on behalf of the Borrower or any of its Subsidiaries in connection with the Loan Documents are prepared in good faith on the basis of the assumptions stated therein, which assumptions are fair in the light of conditions existing at the time of delivery of such forecasts, and represent, at the time of delivery, the Borrower's or such Subsidiary's best estimate of its future financial performance, operations and results.

(c) Promptly upon request by the Collateral Agent, the Agent, the Required Banks or the Directing Banks, as the case may be, the Borrower shall do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register, any and all such further acts, security agreements, financing statements and continuations thereof, termination statements, notices of security interest, control agreements, certificates, assurances and other instruments the Collateral Agent, the Agent or such Banks, as the case may be, may reasonably require from time to time in order (i) to carry out more effectively the purposes of this Agreement or any other Loan Document, (ii) to subject to the Liens created by any of the Collateral Documents any of the properties, rights or interests covered by any of the Collateral Documents,
(iii) to perfect and maintain the validity, effectiveness and priority of any of the Collateral Documents and the Liens intended to be created thereby, and (iv) to better assure, convey, grant, assign, transfer, preserve, protect and confirm to the Collateral Agent, the Agent and Banks the rights granted or now or hereafter intended to be granted to the Collateral Agent, the Agent or the Banks under any Loan Document or under any other document executed in connection therewith.

(d) The Borrower shall provide such other documentation and cooperation as the Agent or the Required Banks reasonably request in connection with the exercise by the Agent and the Banks of their rights and remedies under the Loan Documents.

7.14 Financial Covenants. The Borrower will, unless the Required Banks shall
     -------------------
otherwise consent in writing:

(a) Maintenance of Adjusted Consolidated Tangible Net Worth. Maintain as at the
    -------------------------------------------------------
end of each fiscal quarter an Adjusted Consolidated Tangible Net Worth of the Borrower and its Subsidiaries of not less than at any time the amount that is equal to (A) $825,612,000, plus (B) 75% of Consolidated Net Income (but without
                           ----
deduction for any Consolidated Net Loss) of the Borrower and its Subsidiaries earned in each fiscal quarter ended after June 29, 2001, plus (C) 100% of the
                                                         ----
amount of all proceeds (net of costs and expenses) received pursuant to the issuance of any equity securities issued by the Borrower or any Subsidiary after June 29, 2001 (excluding proceeds of any issuance made for the purposes of fulfilling a stock purchase plan or compensatory option plan for the employees or directors of the Borrower or any Subsidiary), plus (D) 100% of the face
                                                 ----
amount of any Subordinated Indebtedness that is converted into stock of the Borrower after June 29, 2001. The term "Adjusted Consolidated Tangible Net
                                        ----------------------------------
Worth" of the Borrower and its Subsidiaries shall mean the Consolidated Tangible
-----
Net Worth of the Borrower and its Subsidiaries, adjusted to eliminate the effects, if any, on other current assets, other current liabilities, taxes payable and other comprehensive income, from recording changes in the fair value of derivative instruments pursuant to FAS 133.

(b) Consolidated Net Income. (i) Not permit the Consolidated Net Loss or
    -----------------------
Consolidated Operating Loss for any fiscal quarter to be greater than $25,000,000; and (ii) not permit a Consolidated Net Loss or a Consolidated Operating Loss in each of two consecutive fiscal quarters.

(c) Consolidated Total Leverage Ratio.  Not permit the Consolidated Total
    ---------------------------------
Leverage Ratio of the Borrower and its Subsidiaries as determined at the end of each fiscal quarter to exceed 2.00 to 1.00.

(d) Adjusted Quick Ratio.  Maintain a Consolidated Adjusted Quick Ratio for the
    --------------------
Borrower and its Subsidiaries as determined at the end of each fiscal quarter at least equal to 1.00 to 1.00.

7.15 Patents and Permits. The Borrower will, and will cause each of its
     -------------------
Subsidiaries to, (i) maintain all permits, licenses, consents or other approvals of any Government Authority or any other Person and (ii) maintain in full force and effect and protect patents, trademarks, tradenames and other intellectual property rights, the failure of which to maintain or protect would result in a Material Adverse Effect.

                                  ARTICLE VIII

                               NEGATIVE COVENANTS
                               ------------------

                  So long as any Bank shall have any Commitment hereunder, or any Loan or other Obligation shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, unless the Required Banks waive compliance in writing:

8.1 Limitation on Liens. The Borrower shall not, and shall not suffer or permit
    -------------------
any Material Subsidiary to, directly or indirectly, make, create, incur, assume or suffer to exist any Lien upon or with respect to any part of its property, whether now owned or hereafter acquired, other than the following ("Permitted
                                                                    ---------
Liens"):
-----

(a) Liens for taxes, assessments or governmental charges or levies, and to the extent not past due or to the extent contested, in good faith, by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP;

(b) Liens imposed by law, such as materialman's, mechanic's, carrier's, workman's, and repairman's Liens and other similar Liens arising in the ordinary course of business which relate to obligations which are not overdue for a period of more than 45 days or which are being contested in good faith, by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP;

(c) pledges or deposits in the ordinary course of business to secure nondelinquent obligations under workman's compensation or unemployment laws or similar legislation or to secure the performance of leases or trade contracts entered into in the ordinary course of business or of public or nondelinquent statutory obligations, bids, or appeal bonds;

(d) Liens upon or in any property acquired or held by the Borrower or any of its Subsidiaries to secure the purchase price or construction costs (and, to the extent financed, sales and excise taxes, delivery and installation costs and other related expenses) of such property or to secure indebtedness incurred solely for the purpose of financing or refinancing the acquisition or construction of any such property to be subject to such Liens, or Liens existing on any such property at the time of acquisition, or extensions, renewals or replacements of any of the foregoing for the same or a lesser principal amount, provided that no such Lien shall extend to or cover any property other than the property being acquired or constructed and no such extension, renewal or replacement shall extend to or cover any property not theretofore subject to the Lien being extended, renewed or replaced;

(e) Liens consisting of the interest of a lessor upon any assets subject to a Capital Lease and securing payment of the obligations arising under such Capital Lease; provided that such Capital Lease is otherwise permitted hereunder;

(f) zoning restrictions, easements, licenses, landlord's Liens or restrictions on the use of any real property occupied by the Borrower or its Subsidiaries, which do not materially impair the use of such property in the operation of the business of the Borrower or any of its Subsidiaries or the value of such property for the purpose of such business;

(g) Liens associated with judgments and awards to the extent such judgments and awards do not create an Event of Default under subsection 9.1(i) hereof;

(h) Liens in favor of the issuer of a documentary commercial letter of credit, provided, that such Liens are limited exclusively to the goods covered by such letter of credit;

(i) Liens listed on Schedule 8.1(i) securing Indebtedness outstanding on the
                    ---------------
Closing Date;

(j) Liens consisting of the interest of a lessor under Operating Leases made in the ordinary course of business, or existing on property leased by the Borrower or its Subsidiaries under an Operating Lease in the ordinary course of business;

(k) Liens securing borrowings by the Borrower against life insurance policies under which it is the beneficiary in an aggregate amount not to exceed $50,000,000;

(l) Liens in connection with the Borrower's credit card processing program in an aggregate amount not to exceed $20,000,000;

(m) Consensual Liens not described in subclauses (a) through (l) above that: (i) relate to liabilities other than borrowed money debt (including Liens incurred in connection with sales and leasebacks of the Borrower's assets) and securing obligations not in excess of $30,000,000 in the aggregate at any time for all such Liens for the Borrower and its Subsidiaries together, or (ii) secure obligations not in excess of $15,000,000 in the aggregate at any time for all such Liens for the Borrower and its Subsidiaries together; provided that no
                                                           --------
Liens otherwise permitted by the preceding clauses (i) and (ii) shall be permitted against Receivables or inventories of the Borrower or its Subsidiaries; and provided further that the obligations secured by Liens
                  ----------------
permitted pursuant to clauses (i) and (ii) shall at no time, in the aggregate, exceed $30,000,000;

(n) Liens with respect to collateral (whether in cash, letters of credit or other investments) provided in connection with the Multicurrency Note Purchase Facility; provided that at no time shall the collateral with respect to the Multicurrency Note Purchase Facility exceed, in the aggregate, $75,000,000;

(o) Liens arising solely by virtue of any statutory or common law provision or any depository agreement entered into by the Borrower or any Subsidiary in the ordinary course of business, in each case relating to banker's liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution.

8.2 Disposition of Assets. The Borrower shall not, and shall not suffer or
    ---------------------
permit any Material Subsidiary to, directly or indirectly, sell, assign, lease, convey, transfer or otherwise dispose of (whether in one or a series of transactions) any property (including accounts and notes receivable, with or without recourse) or enter into any agreement to do any of the foregoing, except:

(a) dispositions of (i) inventory, or (ii) used, worn-out, obsolete or surplus equipment or other assets not practically usable in the business of the Borrower, all in the ordinary course of business;

(b) the sale of equipment to the extent that such equipment is exchanged for credit against the purchase price of similar replacement equipment, or the proceeds of such sale are reasonably promptly applied to the purchase price of such replacement equipment;

(c) dispositions of assets (i) by the Borrower to any of its Subsidiaries in the ordinary course of business (which shall include dispositions made as a result of tax planning) and made pursuant to reasonable business requirements and (ii) by such Subsidiaries to any other such Subsidiaries or the Borrower pursuant to reasonable business requirements;

(d) dispositions in connection with a sale/leaseback transaction involving real or personal property of the Borrower or its Subsidiaries; provided, that any
                                                          --------
such sale/leaseback transaction is otherwise permitted under this Agreement;

(e) dispositions not otherwise permitted hereunder; provided that, (i) at the time of any such disposition, no Event of Default shall exist or shall result from such disposition, and (ii) the aggregate net book value of all assets so sold by the Borrower and its Subsidiaries, together, shall not exceed in any fiscal year an amount equal to 5% of Consolidated Total Assets of the Borrower, measured as of the last day of the preceding fiscal year; and

(f) dispositions listed on Schedule 8.2.
                           ------------

8.3 Consolidations and Mergers. The Borrower shall not, and shall not suffer or
    --------------------------
permit any Subsidiary to, merge, consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or acquire all or substantially all of the assets of, any Person, except:

(a) any Subsidiary may merge or consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or a series of transactions) all or substantially all of its assets (whether now owned or hereinafter acquired) to the Borrower, provided that the Borrower shall be the continuing or surviving corporation, or with any one or more Subsidiaries, provided that if any transaction shall be between a Subsidiary and a Wholly-Owned Subsidiary, the Wholly-Owned Subsidiary shall be the continuing or surviving corporation or the recipient of the assets as the case may be;

(b) to the extent permitted by Section 8.2; and.
                               -----------

(c) the Borrower or any of its Subsidiaries may merge with, or acquire all or substantially all of the assets of any Person, if (i) with respect to a merger, the Borrower or such Subsidiary party to such merger is the surviving entity of such merger, or such merger results in the surviving entity of such merger becoming a Subsidiary of the Borrower, and (ii) the total assets (including securities and all other assets) so acquired, together with the total assets for all such transactions occurring after the Closing Date (in each case as measured on the effective date of such merger or acquisition), do not exceed in any fiscal year an amount equal to 20% of the Consolidated Tangible Net Worth of the Borrower and its Subsidiaries measured as of the last day of the preceding fiscal year and do not exceed in the aggregate since October 10, 2001, $400,000,000 and (iii) the merger or acquisition involves an entity engaged in a similar business to that of the Borrower or in a business within the Borrower's strategic plans; and (iv) no Default or Event of Default has occurred or would occur from such merger or acquisition.

                  If any Acquisition or Investment is hostile, no proceeds of any Loan or Letter of Credit may be used, directly or indirectly, therefor ("hostile" for purposes of this sentence meaning the prior effective written
  -------
consent of the board of directors or equivalent governing body of the acquiree is not obtained).

8.4 Loans and Investments. The Borrower shall not purchase or acquire, or suffer
    ---------------------
or permit any Material Subsidiary to purchase or acquire, or make any commitment therefor, any capital stock, equity interest, or any obligations or other securities of, or any interest in, any Person, or make or commit to make any advance, loan, extension of credit or capital contribution to or any other investment in, any Person including any Affiliate of the Borrower together, but excluding Acquisitions (collectively, "Investments"), except for:
                                       -----------

(a) Investments held by the Borrower or any Material Subsidiary in the form of cash equivalents;

(b) extensions of credit in the nature of accounts receivable or notes receivable arising from the sale or lease of goods or services in the ordinary course of business;

(c) extensions of credit by the Borrower to any of its Subsidiaries or by any of its Subsidiaries to another of its Subsidiaries;

(d) (i) Investments in any distributor of the Borrower's products or any supplier of raw materials or services useful to the business of the Borrower and its Subsidiaries (other than the Acquisition of such Person by the Borrower or its Subsidiaries), or in any partnership or corporation with others, (ii) Joint-Ventures and (iii) other Investments, provided that (A) the book value (as to the Borrower) of any such Investment or Joint-Venture, together with such value of all prior Investments or Joint-Ventures described in clauses (i) through (iii) of this Section 8.4(d) undertaken by the Borrower and its Subsidiaries since October 10, 2001, shall not exceed at the time of such Investment or Joint Venture, 15% of Consolidated Tangible Net Worth as calculated as of the most recent fiscal quarter prior to such Investment or Joint-Venture, (B) such Investments and Joint-Ventures are undertaken in accordance with all applicable Requirements of Law and (C) immediately prior to and after giving effect thereto, no Default or Event of Default shall exist or be continuing;

(e) Investments constituting Permitted Swap Obligations or payments or advances under Swap Contracts relating to Permitted Swap Obligations;

(f) Investments complying with the investment policy for the Borrower and its Subsidiaries described on Schedule 8.4(f), as such schedule may be amended from
                          ---------------
time to time;

(g) contributions, loans or advances to, or guarantees of, the Borrower or any Subsidiary in connection with the Multicurrency Note Purchase Facility;

(h) loans to employees of the Borrower or any of its Subsidiaries (i) not to exceed $20,000,000, exclusive of any loans permitted pursuant to clause (ii) below, (valued without regard to any write-down due to uncollectability) at any one time outstanding for all such loans to all employees of the Borrower and its Subsidiaries in the aggregate, or (ii) in the ordinary course of business with respect to travel and relocation expenses;

(i) repurchases of shares of the Borrower's stock; and

(j) Acquisitions permitted under Section 8.3.

8.5 Transactions with Affiliates. The Borrower shall not, and shall not suffer
    ----------------------------
or permit any Material Subsidiary to, enter into any transaction with any Affiliate of the Borrower, except (i) transactions upon fair and reasonable terms no less favorable to the Borrower or such Material Subsidiary than it would obtain in a comparable arm's-length transaction with a Person not an Affiliate of the Borrower or such Material Subsidiary and (ii) transactions between Material Subsidiaries of the Borrower and transactions between the Borrower and its Material Subsidiaries on terms fair and reasonable to all interested parties and undertaken by all such parties in good faith and in the ordinary course of business.

8.6 Use of Proceeds. The Borrower shall not, and shall not suffer or permit any
    ---------------
Subsidiary to, use any portion of the Loan proceeds or any Letter of Credit, directly or indirectly, in violation of any Requirement of Law or for any purpose that would require the Agent or any Bank to deliver or obtain any certification under, or to comply with the margin requirements or other provisions of, Regulation T, U or X of the FRB. No part of the proceeds of the

Loan or any Letter of Credit will be used to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock.

8.7 Contingent Obligations. The Borrower shall not, and shall not suffer or
    ----------------------
permit any Material Subsidiary to, create, incur, assume or suffer to exist any Contingent Obligations except:

(a) endorsements for collection or deposit in the ordinary course of business;

(b) Permitted Swap Obligations;

(c) Contingent Obligations in favor of BofA or any Affiliate of BofA including, without limitation, in the form of recourse to the Borrower or guaranties by the Borrower in connection with the Multicurrency Note Purchase Facility;

(d) Contingent Obligations of the Borrower and its Subsidiaries existing as of the Closing Date and listed in Schedule 8.7(d) and any renewals, extensions or
                               ---------------
modifications thereof so long as the aggregate amount of such Contingent Obligations does not increase from the amount existing on the Closing Date;

(e) Contingent Obligations incurred in the ordinary course of business and not exceeding at any time $45,000,000 in the aggregate in respect of the Borrower and its Subsidiaries together;

(f) Contingent Obligations arising under the Loan Documents;

(g) Contingent Obligations arising in connection with Indebtedness of any Subsidiary of the Borrower, provided, that such Indebtedness is otherwise
                            --------
permitted by this Credit Agreement; and

(h) Contingent Obligations of the Borrower pursuant to guaranties in favor of Leasetec Corporation and other leasing partners (or any of their successors or assigns) so long as the aggregate amount thereof does not exceed at any time $50,000,000.

8.8 Restricted Payments. The Borrower shall not, and shall not suffer or permit
    -------------------
any Subsidiary to, declare or make any dividend payment or other distribution of assets, properties, cash, rights, obligations or securities on account of any shares of any class of its capital stock, except that any Subsidiary may declare and make dividend payments or other distributions on account of any shares of any class of its capital stock to another Subsidiary or to the Borrower and the Borrower may (so long as there is no Default or Event of Default) declare and make dividend payments or other distributions payable in its common stock and/or rights to acquire equity securities of the Borrower.

8.9 ERISA. The Borrower shall not, and shall not suffer or permit any of its
    -----
ERISA Affiliates to: (a) engage in a prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan which has resulted or could reasonably expected to result in liabilities of the Borrower in an aggregate amount in excess of $10,000,000; or (b) engage in a transaction that could be subject to Section 4069 or 4212(c) of ERISA.

8.10 Change in Business. The Borrower shall not, and shall not suffer or permit
     ------------------
any of its Material Subsidiaries to, make any material change in the nature of its business as conducted on the Closing Date.

8.11 Accounting Changes. The Borrower shall not and shall not suffer or permit
     ------------------
any Material Subsidiary to, make any material change in any significant accounting policies except as required by (i) GAAP, or (ii) a change for which the Borrower has received a letter of preferability from its Independent Auditor or change the fiscal year of the Borrower or any Material Subsidiary.

                                   ARTICLE IX

                                EVENTS OF DEFAULT
                                -----------------

9.1 Event of Default.  Any of the following events shall constitute an "Event of
    ----------------                                                    --------
Default":
-------

(a) Non-Payment. The Borrower fails to pay, (i) when and as required to be paid
    -----------
herein, any amount of principal of any Loan or of any L/C Obligation, or (ii) within two Business Days after the same becomes due, any interest, fee or any other amount payable hereunder or under any other Loan Document; or

(b) Representation or Warranty. Any representation or warranty by the Borrower
    --------------------------
or any Subsidiary made or deemed made herein, in any other Loan Document, or which is contained in any certificate, document or financial or other statement by the Borrower, any Subsidiary, or any Responsible Officer, furnished at any time under this Agreement, or in or under any other Loan Document, is incorrect in any material respect on or as of the date made or deemed made; or

(c) Specific Defaults. The Borrower (i) fails to perform or observe any term,
    -----------------
covenant or agreement contained in Sections 7.3, 7.4, 7.11 or 7.14 or in Article VIII; or (ii) fails to perform or observe any term, covenant or agreement contained in Sections 7.1, 7.2 or 7.9 and such failure shall continue for five Business Days; or

(d) Other Defaults. The Borrower fails to perform or observe any other term or
    --------------
covenant contained in this Agreement or any other Loan Document, and such default shall continue unremedied for a period of 30 days after the earlier of
(i) the date upon which a Responsible Officer knew or reasonably should have known of such failure or (ii) the date upon which written notice thereof is given to the Borrower by the Agent or any Bank; or

(e) Cross-Default. The Borrower or any Subsidiary (i) fails to make any payment
    -------------
in respect of any Indebtedness or Contingent Obligation (other than Indebtedness or Contingent Obligations hereunder), having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than

$20,000,000 when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) and such failure shall continue for five Business Days; or (ii) fails to perform or observe any other condition or covenant, or any other event shall occur or condition exist, under any agreement or instrument relating to any such Indebtedness or Contingent Obligation, if the effect of such failure, event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, such Indebtedness to be declared to be due and payable prior to its stated maturity, or such Contingent Obligation to become payable or Cash Collateral in respect thereof to be demanded; or

(f) Insolvency; Voluntary Proceedings. The Borrower or any Material Subsidiary
    ---------------------------------
(i) ceases or fails to be solvent, or generally fails to pay, or admits in writing its inability to pay, its debts as they become due, subject to applicable grace periods, if any, whether at stated maturity or otherwise; (ii) voluntarily ceases to conduct its business in the ordinary course; (iii) commences any Insolvency Proceeding with respect to itself; or (iv) takes any action to effectuate or authorize any of the foregoing; or

(g) Involuntary Proceedings. (i) Any involuntary Insolvency Proceeding is
    -----------------------
commenced or filed against the Borrower or any Material Subsidiary, or any writ, judgment, warrant of attachment, execution or similar process, is issued or levied against a substantial part of the Borrower's or any Material Subsidiary's properties, and any such proceeding or petition shall not be dismissed, or such writ, judgment, warrant of attachment, execution or similar process shall not be released, vacated or fully bonded within 60 days after commencement, filing or levy; (ii) the Borrower or any Material Subsidiary admits the material allegations of a petition against it in any Insolvency Proceeding, or an order for relief (or similar order under non-U.S. law) is ordered in any Insolvency Proceeding; or (iii) the Borrower or any Material Subsidiary acquiesces in the appointment of a receiver, trustee, custodian, conservator, liquidator, mortgagee in possession (or agent therefor), or other similar Person for itself or a substantial portion of its property or business; or

(h) ERISA. An ERISA Event shall occur with respect to a Pension Plan or
    -----
Multiemployer Plan which has resulted or could reasonably be expected to result in liability of the Borrower under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of $20,000,000;
(ii) the aggregate amount of Unfunded Pension Liability among all Pension Plans at any time exceeds $20,000,000; or (iii) the Borrower or any ERISA Affiliate shall fail to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of $20,000,000; or

(i) Invalidity of Loan Documents. Any Loan Document, at any time of its
    ----------------------------
execution and delivery and for any reason other than the agreement of all the Banks, or satisfaction in full of all the Obligations, ceases to be in full force and effect, or is declared by a court of competent jurisdiction to be null and void, invalid or unenforceable in any respect; or any Loan Party denies that it has any or further liability or obligation under any Loan Document, all purports to revoke, terminate or rescind any Loan Document; or

(j) Monetary Judgments. One or more non-interlocutory judgments,
    ------------------
non-interlocutory orders, decrees or arbitration awards is entered against the Borrower or any Subsidiary involving in the aggregate a liability (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage) as to any single or related series of transactions, incidents or conditions, of $20,000,000 or more, and the same shall remain unvacated and unstayed pending appeal for a period of 30 consecutive days after the entry thereof; or

(k) Non-Monetary Judgments. Any non-monetary judgment, order or decree is
    ----------------------
entered against the Borrower or any Subsidiary which does or would reasonably be expected to have a Material Adverse Effect, and there shall be any period of 30 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

(l) Change of Control.  There occurs any Change of Control; or
    -----------------

(m) Adverse Change.  There occurs a Material Adverse Effect; or
    --------------

(n) Guarantor Defaults. Any Guarantor fails in any material respect to perform
    ------------------
or observe any term, covenant or agreement in its Guaranty; or any Guaranty is for any reason partially (including with respect to future advances) or wholly revoked or invalidated, or otherwise ceases to be in full force and effect, or any Guarantor or any other Person contests in any manner the validity or enforceability thereof or denies that it has any further liability or obligation thereunder; or any event described at subsections (f) or (g) of this Section occurs with respect to any Guarantor; or

(o) Collateral. (i) any provision of any Collateral Document shall for any
    ----------
reason cease to be valid and binding on or enforceable against the Borrower or any Subsidiary party thereto or the Borrower or any Subsidiary party thereto shall so state in writing or bring an action to limit its obligations or liabilities thereunder; or (ii) any Collateral Document shall for any reason (other than pursuant to the terms thereof) cease to create a valid security interest in any material portion of the Collateral purported to be covered thereby or such security interest shall for any reason cease to be a perfected and first priority security interest in any material portion of the Collateral subject only to Permitted Liens.

9.2 Remedies.  If any Event of Default occurs and is continuing, the Agent
    --------
shall, at the request of, or may, with the consent of, the Required Banks,

(a) declare the obligation of each Bank to make Loans and any obligation of the Issuing Bank to Issue Letters of Credit to be terminated, whereupon such obligations and such Bank's Commitment shall be terminated;

(b) declare an amount equal to the maximum aggregate amount that is or at any time thereafter may become available for drawing under any outstanding Letters of Credit (whether or not any beneficiary shall have presented, or shall be entitled at such time to present, the drafts or other documents required to draw under such Letters of Credit) to be immediately due and payable, and declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower; and

(c) exercise on behalf of itself and the Banks all rights and remedies available to it and the Banks under the Loan Documents or applicable law;

provided, however, that upon the occurrence of any event specified in subsection
--------  -------
(f) or (g) of Section 9.1 (in the case of clause (i) of subsection (g) upon the expiration of the 60-day period mentioned therein), the obligation of each Bank to make Loans and any obligation of the Issuing Bank to Issue Letters of Credit shall automatically terminate and the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable without further act of the Agent, the Issuing Bank or any Bank.

9.3 Rights Not Exclusive. The rights provided for in this Agreement and the
    --------------------
other Loan Documents are cumulative and are not exclusive of any other rights, powers, privileges or remedies provided by law or in equity, or under any other instrument, document or agreement now existing or hereafter arising.

9.4 Certain Financial Covenant Defaults. In the event that, after taking into
    -----------------------------------
account any extraordinary charge to earnings taken or to be taken as of the end of any fiscal period of the Borrower (a "Charge"), and if solely by virtue of
                                         ------
such Charge, there would exist an Event of Default due to the breach of any subsection of Section 7.14 as of such fiscal period end date, such Event of Default shall be deemed to arise upon the earlier of (a) the date after such fiscal period end date on which the Borrower announces publicly it will take, is taking or has taken such Charge (including an announcement in the form of a statement in a report filed with the SEC) or, if such announcement is made prior to such fiscal period end date, the date that is such fiscal period end date, and (b) the date the Borrower delivers to the Agent its audited annual or unaudited quarterly financial statements in respect of such fiscal period reflecting such Charge as taken.

                                    ARTICLE X

                                    THE AGENT
                                    ---------

10.1 Appointment and Authorization; "Agent". (a) Each Bank hereby
     --------------------------------------
irrevocably (subject to Section 10.9) appoints, designates and authorizes the Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document, the Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Agent have or be deemed to have any fiduciary relationship with any Bank, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Agent. Without limiting the generality of the foregoing sentence, the use of the term "agent" in this Agreement with reference to the Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

(b) The Issuing Bank shall act on behalf of the Banks with respect to any Letters of Credit Issued by it and the documents associated therewith until such time and except for so long as the Agent may agree at the request of the Required Banks to act for such Issuing Bank with respect thereto; provided,
                                                                  --------
however, that the Issuing Bank shall have all of the benefits and immunities (i)
-------
provided to the Agent in this Article X with respect to any acts taken or omissions suffered by the Issuing Bank in connection with Letters of Credit Issued by it or proposed to be Issued by it and the application and agreements for letters of credit pertaining to the Letters of Credit as fully as if the term "Agent", as used in this Article X, included the Issuing Bank with respect to such acts or omissions, and (ii) as additionally provided in this Agreement with respect to the Issuing Bank.

10.2 Delegation of Duties. The Agent may execute any of its duties under this
     --------------------
Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects with reasonable care.

10.3 Liability of Agent. None of the Agent-Related Persons shall (i) be liable
     ------------------
for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct), or (ii) be responsible in any manner to any of the Banks for any recital, statement, representation or warranty made by the Borrower or any Subsidiary or Affiliate of the Borrower, or any officer thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, this Agreement or any other Loan Document or for the value of or title to any Collateral, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of the Borrower or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Bank to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of the Borrower or any of the Borrower's Subsidiaries or Affiliates.

10.4 Reliance by Agent. (a) The Agent shall be entitled to rely, and shall
     -----------------
be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to the Borrower), independent accountants and other experts selected by the Agent. The Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Banks as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Required Banks and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Banks.

(b) For purposes of determining compliance with the conditions specified in
Section 5.1, each Bank that has executed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter either sent (or made available) by the Agent to such Bank for consent, approval, acceptance or satisfaction, or required thereunder to be consented to or approved by or acceptable or satisfactory to such Bank, unless an officer of the Agent responsible for the transactions contemplated by the Loan Documents shall have received notice from such Bank prior to the Closing Date specifying its objection thereto and such objection shall not have been withdrawn by notice to the Agent to that effect on or prior to the Closing Date.

10.5 Notice of Default. The Agent shall not be deemed to have knowledge or
     -----------------
notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Agent for the account of the Banks, unless the Agent shall have received written notice from a Bank or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". The Agent will notify the Banks of its receipt of any such notice. The Agent shall take such action with respect to such Default or Event of Default as may be requested by the Required Banks in accordance with Article IX; provided, however, that unless and until the Agent has received any such
    --------  -------
request, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable or in the best interest of the Banks.

10.6 Credit Decision. Each Bank acknowledges that none of the Agent-Related
     ---------------
Persons has made any representation or warranty to it, and that no act by the Agent hereinafter taken, including any review of the affairs of the Borrower and its Subsidiaries, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Bank. Each Bank represents to the Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower and its Subsidiaries, the value of and title to any collateral, and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrower hereunder. Each Bank also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower. Except for notices, reports and other documents expressly herein required to be furnished to the Banks by the Agent, the Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of the Borrower which may come into the possession of any of the Agent-Related Persons.

10.7 Indemnification of Agent. Whether or not the transactions contemplated
     ------------------------
hereby are consummated, the Banks shall indemnify upon demand the Agent-Related Persons (to the extent not reimbursed by or on behalf of the Borrower and without limiting the obligation of the Borrower to do so), in accordance with the Banks' Pro Rata Shares from and against any and all Indemnified Liabilities; provided, however, that no Bank shall be liable for the payment to the
--------  -------
Agent-Related Persons of any portion of such Indemnified Liabilities to the extent that they are found by a final decision of a court of competent jurisdiction to have resulted solely from such Person's gross negligence or willful misconduct. Without limitation of the foregoing, each Bank shall reimburse the Agent upon demand for its Pro Rata Share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by the Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Agent is not reimbursed for such expenses by or on behalf of the Borrower. The undertaking in this Section shall survive the payment of all Obligations hereunder and the resignation or replacement of the Agent.

10.8 Agent in Individual Capacity. BofA and its Affiliates may make loans to,
     ----------------------------
issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with the Borrower and its Subsidiaries and Affiliates (including, without limitation, as "Collateral Agent" under the Security Agreement) in each case, as though BofA were not the Agent or the Issuing Bank hereunder and without notice to or consent of the Banks. The Banks acknowledge that, pursuant to such activities, BofA or its Affiliates may receive information regarding the Borrower or its Affiliates (including information that may be subject to confidentiality obligations in favor of the Borrower or such Affiliate) and acknowledge that the Agent shall be under no obligation to provide such information to them. With respect to its Loans, BofA shall have the same rights and powers under this Agreement as any other Bank and may exercise the same as though it were not the Agent or the Issuing Bank.

10.9 Successor Agent. The Agent may resign as Agent upon 30 days' notice to the
     ---------------
Banks. If the Agent resigns under this Agreement, the Required Banks shall appoint from among the Banks a successor agent for the Banks. If no successor agent is appointed prior to the effective date of the resignation of the Agent, the Agent may appoint, after consulting with the Banks and the Borrower, a successor agent from among the Banks. Upon the acceptance of its appointment as successor agent hereunder, such successor agent shall succeed to all the rights, powers and duties of the retiring Agent and the term "Agent" shall mean such
                                                      -----
successor agent and the retiring Agent's appointment, powers and duties as Agent shall be terminated. After any retiring Agent's resignation hereunder as Agent, the provisions of Article IV, this Article X and Sections 11.4 and 11.5 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement. If no successor agent has accepted appointment as Agent by the date which is 30 days following a retiring Agent's notice of resignation, the retiring Agent's resignation shall nevertheless thereupon become effective and the Banks shall perform all of the duties of the

Agent hereunder until such time, if any, as the Required Banks appoint a successor agent as provided for above.

                  In the event that BofA shall resign as the Agent, BofA shall also simultaneously be replaced as "Issuing Bank" and "Collateral Agent" hereunder pursuant to documentation in form and substance reasonably satisfactory to BofA (which documentation, among other things, will deal with replacement and cancellation of all outstanding Letters of Credit in a manner satisfactory to BofA).

10.10 Tax Forms. (a) Each Lender that is not a "United States person" within
      ---------
the meaning of Section 7701(a)(30) of the Code (a "Foreign Lender") shall
                                                   --------------
deliver to the Agent, prior to receipt of any payment subject to withholding under the Code (or upon accepting an assignment of an interest herein), two duly signed completed copies of either IRS Form W-8BEN or any successor thereto (relating to such Person and entitling it to an exemption from, or reduction of, withholding tax on all payments to be made to such Person by the Borrower pursuant to this Agreement) or IRS Form W-8ECI or any successor thereto (relating to all payments to be made to such Person by the Borrower pursuant to this Agreement) or such other evidence satisfactory to the Borrower and the Agent that such Person is entitled to an exemption from, or reduction of, U.S. withholding tax. Thereafter and from time to time, each such Person shall (i) promptly submit to the Agent such additional duly completed and signed copies of one of such forms (or such successor forms as shall be adopted from time to time by the relevant United States taxing authorities) as may then be available under then current United States laws and regulations to avoid, or such evidence as is satisfactory to the Borrower and the Agent of any available exemption from or reduction of, United States withholding taxes in respect of all payments to be made to such Person by the Borrower pursuant to this Agreement, (ii) promptly notify the Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction, and (iii) take such steps as shall not be materially disadvantageous to it, in the reasonable judgment of such Bank, and as may be reasonably necessary (including the re-designation of its Lending Office) to avoid any requirement of applicable Laws that the Borrower make any deduction or withholding for taxes from amounts payable to such Person. If such Person fails to deliver the above forms or other documentation, then the Agent may withhold from any interest payment to such Person an amount equivalent to the applicable withholding tax imposed by Sections 1441 and 1442 of the Code, without reduction.

(b) If the IRS or any other Governmental Authority of the United States or other jurisdiction asserts a claim that the Borrower or the Agent did not properly withhold tax from amounts paid to or for the account of any Bank (because the appropriate form was not delivered or was not properly executed, or because such Bank failed to notify the Borrower or the Agent of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason) such Bank shall indemnify the Borrower or the Agent fully for all amounts paid, directly or indirectly, by the Borrower or the Agent as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to the Borrower or the Agent under this Section, together with all costs and expenses (including Attorney Costs), provided that such Bank shall not be so liable to the Agent or the
        --------
Borrower, as the case may be, to the extent such otherwise indemnified amounts result from the Agent's own gross negligence or willful misconduct (in the case of amounts payable to the Agent under this subsection) or the Borrower's own gross negligence or willful misconduct (in the case of amounts payable to the

Borrower under this subsection). The obligation of the Banks under this subsection shall survive the payment of all Obligations and the resignation or replacement of the Agent.

10.11 Collateral Matters. (a) The Collateral Agent is authorized on behalf
      ------------------
of all the Banks, without the necessity of any notice to or further consent from the Banks, from time to time to take any action with respect to any Collateral or the Collateral Documents which may be necessary to perfect and maintain perfected the security interest in and Liens upon the Collateral granted pursuant to the Collateral Documents.

(b) The Banks irrevocably authorize the Collateral Agent, at its option and in its discretion, to release any Lien granted to or held by the Collateral Agent upon any Collateral (i) upon termination of the Commitments and payment in full of all Loans and all other Obligations known to the Collateral Agent and payable under this Agreement or any other Loan Document; (ii) constituting property sold or to be sold or disposed of as part of or in connection with any disposition permitted hereunder; (iii) constituting property in which the Borrower or any Subsidiary owned no interest at the time the Lien was granted or at any time thereafter; (iv) constituting property leased to the Borrower in a transaction permitted under this Agreement; (v) consisting of an instrument evidencing Indebtedness or other debt instrument, if the indebtedness evidenced thereby has been paid in full; or (vi) if approved, authorized or ratified in writing by the Required Banks, the Directing Banks or all the Banks, as the case may be, as provided in subsection 11.1(f). Upon request by the Collateral Agent at any time, the Banks will confirm in writing the Collateral Agent's authority to release particular types or items of Collateral pursuant to this subsection 10.11(b), provided that the absence of any such confirmation for whatever reason
          --------
shall not affect the Collateral Agent's rights under this Section 10.11.

(c) Upon the sale, lease, transfer or other disposition of any item of Collateral of any Loan Party permitted by this Agreement, the Agent will, at the Borrower's expense, execute and deliver to the respective Loan Party such documents as the Loan Party may reasonably request to evidence the release of such Collateral from the security interests granted under the Collateral Documents.

(d) Each Bank agrees with and in favor of each other (which agreement shall not be for the benefit of the Borrower or any Subsidiary) that the Borrower's or any Subsidiary's obligation to such Bank under this Agreement and the other Loan Documents is not and shall not be secured by any real property collateral now or hereafter acquired by such Bank.

10.12 Co-Agents. None of the Banks identified in the preamble or signature pages
      ---------
of this Agreement as a "co-agent" , "documentation agent" or "syndication agent" shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Banks as such. Without limiting the foregoing, none of the Banks so identified as a "co-agent", "syndication agent" or "documentation agent" shall have or be deemed to have any fiduciary relationship with any Bank. Each Bank acknowledges that it has not relied, and will not rely, on any of the Banks so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.

                                   ARTICLE XI

                                  MISCELLANEOUS
                                  -------------

11.1 Amendments and Waivers. No amendment or waiver of any provision of this
     ----------------------
Agreement or any other Loan Document, and no consent with respect to any departure by the Borrower or any applicable Subsidiary therefrom, shall be effective unless the same shall be in writing and signed by the Required Banks (or by the Agent at the written request of the Required Banks) and the Borrower and acknowledged by the Agent, and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such waiver, amendment, or consent shall,
       --------  -------
unless in writing and signed by all the Banks and the Borrower and acknowledged by the Agent, do any of the following:

(a) increase or extend the Commitment of any Bank;

(b) postpone or delay any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees or other amounts due to the Banks (or any of them) hereunder or under any other Loan Document;

(c) reduce the principal of, or the rate of interest specified herein on any Loan, or any fees or other amounts payable hereunder or under any other Loan Document;

(d) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans which is required for the Banks or any of them to take any action hereunder;

(e) amend this Section, or Section 2.14, or any provision herein providing for consent or other action by all Banks; or

(f) release all or substantially all of the Collateral except as otherwise may be provided herein or in the Collateral Documents or except where the consent of the Required Banks or the Directing Banks only is specifically provided for;

(g) release any Guarantor from its obligations and liabilities under its Guaranty; and

provided, further, that (i) no amendment, waiver or consent shall, unless in
--------  -------
writing and signed by the Issuing Bank in addition to the Required Banks or all the Banks, as the case may be, affect the rights or duties of the Issuing Bank under this Agreement or any L/C-Related Document relating to any Letter of Credit Issued or to be Issued by it, (ii) no amendment, waiver or consent shall, unless in writing and signed by the Agent in addition to the Required Banks or all the Banks, as the case may be, affect the rights or duties of the Agent under this Agreement or any other Loan Document and (iii) the Fee Letter may be amended or waived by the parties thereto.

11.2 Notices. (a) Unless otherwise expressly provided herein, all notices,
     -------
requests, consents, approvals, waivers and other communications shall be in writing unless such notice is being given in accordance with the provisions of
Section 7.3, (including, unless the context expressly otherwise provides, by facsimile transmission, provided that any matter transmitted by the Borrower by facsimile (i) shall be immediately confirmed by a telephone call to the recipient at the number specified on Schedule 11.2, and (ii) shall be followed
                                     -------------
promptly by delivery of a hard copy original thereof) and mailed, faxed or delivered, to the address or facsimile number specified for notices on Schedule
                                                                       --------
11.2; or, as directed to the Borrower or the Agent, to such other address as
----
shall be designated by such party in a written notice to the other parties, and as directed to any other party, at such other address as shall be designated by such party in a written notice to the Borrower and the Agent. All notices to the Borrower shall be sent to the Borrower's address specified in Schedule 11.2.
                                                              -------------

(b) Loan Documents may be transmitted and/or signed by facsimile. The effectiveness of any such documents and signatures shall, subject to applicable Law, have the same force and effect as manually-signed originals and shall be binding on all Loan Parties, the Agent and the Banks. The Agent may also require that any such documents and signatures be confirmed by a manually-signed original thereof; provided, however, that the failure to request or deliver the
                  --------  -------
same shall not limit the effectiveness of any facsimile, document or signature.

(c) Electronic mail and Internet and intranet websites may be used only to distribute routine communications, such as financial statements and other information as provided in Section 7.3, and to distribute Loan Documents for execution by the parties thereto, and may not be used for any other purpose.

(d) All such notices, requests and communications shall, when transmitted by overnight delivery, or faxed, be effective when delivered for overnight (next-day) delivery, or transmitted in legible form by facsimile machine, respectively, or if mailed, upon the third Business Day after the date deposited into the U.S. mails, or if delivered, upon delivery; except that notices pursuant to Article II, III or X to the Agent shall not be effective until actually received by the Agent, and notices pursuant to Article III to the Issuing Bank shall not be effective until actually received by the Issuing Bank at the address specified for the "Issuing Bank" on Schedule 11.2.
                                                   -------------

(e) Any agreement of the Agent and the Banks herein to receive certain notices by telephone or facsimile is solely for the convenience and at the request of the Borrower. The Agent and the Banks shall be entitled to rely on the authority of any Person purporting to be a Person authorized by the Borrower to give such notice and the Agent and the Banks shall not have any liability to the Borrower or other Person on account of any action taken or not taken by the Agent or the Banks in reliance upon such telephonic or facsimile notice. The obligation of the Borrower to repay the Loans and L/C Obligations shall not be affected in any way or to any extent by any failure by the Agent and the Banks to receive written confirmation of any telephonic or facsimile notice or the receipt by the Agent and the Banks of a confirmation which is at variance with the terms understood by the Agent and the Banks to be contained in the telephonic or facsimile notice.

11.3 No Waiver; Cumulative Remedies. No failure to exercise and no delay in
     ------------------------------
exercising, on the part of the Agent or any Bank, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights provided for in this Agreement and the other Loan Documents are cumulative and are not exclusive of any other rights, powers, privileges or remedies provided by law or in equity, or under any other instrument, document or agreement now existing or hereafter arising.

11.4 Costs and Expenses.  The Borrower shall:
     ------------------

(a) whether or not the transactions contemplated hereby are consummated, pay or reimburse the Agent within five Business Days after demand (subject to subsection 5.1(e)) for all costs and expenses incurred by the Agent in connection with the development, preparation, delivery, ongoing administration and execution of, and any amendment, supplement, waiver or modification to (in each case, whether or not consummated), this Agreement, any Loan Document and any other documents prepared in connection herewith or therewith, and the consummation of the transactions contemplated hereby and thereby, including reasonable Attorney Costs and search and filing fees and expenses incurred by the Agent with respect thereto;

(b) pay or reimburse the Agent and the Arranger and each Bank within five Business Days after demand (subject to subsection 5.1(e)) for all costs and expenses (including reasonable Attorney Costs and search and filing fees and expenses provided that the Borrower shall have been given statements containing reasonably detailed bills for such fees and expenses) incurred by them in connection with the enforcement or preservation of any rights or remedies under this Agreement or any other Loan Document during the existence of an Event of Default or after acceleration of the Loans (including in connection with any "workout" or restructuring regarding the Loans, and including in any Insolvency Proceeding or appellate proceeding); and

(c) pay or reimburse the Agent within five Business Days after demand for all appraisal (including the allocated cost of internal appraisal services), audit, environmental inspection and review (including the allocated cost of such internal services), incurred or sustained by the Agent in connection with the matters referred to under subsections (a) and (b) of this Section.

11.5 Borrower's Indemnification. Whether or not the transactions contemplated
     --------------------------
hereby are consummated, the Borrower shall indemnify, defend and hold the Agent-Related Persons, and each Bank and each of its respective officers, directors, employees, counsel, agents and attorneys-in-fact (each, an "Indemnified Person") harmless from and against any and all liabilities,
 ------------------
obligations, losses, damages, penalties, actions, judgments, suits, costs, charges, expenses and disbursements (including Attorney Costs) of any kind or nature whatsoever which may at any time (including at any time following repayment of the Loans, the termination of the Letters of Credit and the termination, resignation or replacement of the Agent or replacement of any Bank) be imposed on, incurred by or asserted against any such Person in any way relating to or arising out of this Agreement, the other Loan Documents or any document contemplated by or referred to herein or therein, or the transactions contemplated hereby or thereby, or any action taken or omitted by any such Person under or in connection with any of the foregoing, including with respect to any investigation, litigation or proceeding (including any Insolvency Proceeding or appellate proceeding) related to or arising out of this Agreement or the Loans or Letters of Credit or the use of the proceeds thereof whether or not any Indemnified Person is a party thereto (all the foregoing, collectively, the "Indemnified Liabilities"); provided, that the Borrower shall have no obligation hereunder to any Indemnified Person with respect to Indemnified Liabilities to the extent they are found by a final decision of a court of competent jurisdiction to have resulted solely from the gross negligence or willful misconduct of such Indemnified Person. The agreements in this Section shall survive payment of all other Obligations.

11.6 Marshalling; Payments Set Aside. Neither the Collateral Agent, the Agent
     -------------------------------
nor the Banks shall be under any obligation to marshal any assets in favor of the Borrower or any other Person or against or in payment of any or all of the Obligations. To the extent that the Borrower makes a payment to the Collateral Agent, the Agent or the Banks, or the Collateral Agent, the Agent or the Banks exercise their right of set-off, and such payment or the proceeds of such set-off or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Collateral Agent, the Agent or such Bank in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any Insolvency Proceeding or otherwise, then (a) to the extent of such recovery the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such set-off had not occurred, and (b) each Bank severally agrees to pay to the Agent or the Collateral Agent, as the case may be, upon demand its Pro Rata Share of any amount so recovered from or repaid by the Agent or the Collateral Agent, as the case may be.

11.7 Successors and Assigns. The provisions of this Agreement shall be binding
     ----------------------
upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Borrower may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of the Agent and each Bank.

11.8 Assignments, Participations, Etc. (a) Any Bank may, with the written
     ---------------------------------
consent of the Borrower at all times other than while an Event of Default is subsisting, and the Agent and the Issuing Bank (all of which consents in each case shall not be unreasonably withheld), at any time assign and delegate to one or more Eligible Assignees (provided that no written consent of the Borrower or the Agent or the Issuing Bank shall be required in connection with any assignment and delegation by a Bank to an Eligible Assignee that is an Affiliate of such Bank or that is a Bank then holding a Commitment hereunder) (each an "Assignee") all, or any ratable part of all, of the Loans, the Commitments, the L/C Obligations and the other rights and obligations of such Bank hereunder, provided, that any such assigning Bank either retains a Commitment and Loans of at least $5,000,000 or disposes of its entire Commitment and Loans and provided further that any Assignee shall have a Commitment and Loans of at least $5,000,000; provided, however, that the Borrower and the Agent may continue to deal solely and directly with such Bank in connection with the interest so assigned to an Assignee until (i) written notice of such assignment, together with payment instructions, addresses and related information with respect to the Assignee, shall have been given to the Borrower and the Agent by such Bank and the Assignee; (ii) such Bank and its Assignee shall have delivered to the Borrower and the Agent an Assignment and Acceptance in the form of Exhibit E ("Assignment and Acceptance") together with any Note or Notes subject to such assignment and (iii) the assignor Bank or Assignee has paid to the Agent a processing fee in the amount of $3,500. No Assignee shall be entitled to higher recoveries or greater rights under Sections 4.1, 4.2 and 4.3 than its assignor.

(b) From and after the date that the Agent notifies the assignor Bank that it has received (and provided its consent with respect to) an executed Assignment and Acceptance and payment of the above-referenced processing fee and the consent of the Issuing Bank (if required), (i) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, shall have the rights and obligations of a Bank under the Loan Documents, (ii) this Agreement shall be deemed to be amended to the extent, but only to the extent, necessary to reflect the addition of the Assignee and the resulting adjustment of the Commitments and Loans arising therefrom, and (iii) the assignor Bank shall, to the extent that rights and obligations hereunder and under the other Loan Documents have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under the Loan Documents; provided, however, that the assignor Bank shall not relinquish its rights under Article IV or under Sections 11.4 and 11.5 (and any equivalent provisions of the other Loan Documents) to the extent such rights relate to the time prior to the effective date of the Assignment and Acceptance. The Commitment allocated to each Assignee shall reduce the Commitment of the assigning Bank pro tanto.

(c) Within five Business Days after its receipt of notice by the Agent that it has received an executed Assignment and Acceptance and payment of the processing fee and the consent of the Issuing Bank (if required), (and provided that it consents to such assignment in accordance with subsection 11.8(a)), the Borrower shall execute and deliver to the Agent any new Notes requested by such Assignee evidencing such Assignee's assigned Loans and Commitment and, if the assignor Bank has retained a portion of its Loans and its Commitment, replacement Notes as requested by the assignor Bank evidencing the Loans and Commitment retained by such assignor Bank (such Notes to be in exchange for, but not in payment of, the Notes held by such Bank).

(d) Any Bank may at any time sell to one or more commercial banks or other Persons not Affiliates of the Borrower (a "Participant") participating interests in any Loans, the Commitment of that Bank and the other interests of that Bank (the "originating Bank") hereunder and under the other Loan Documents; provided,
                                                                       --------
however, that (i) the originating Bank's obligations under this Agreement shall
-------
remain unchanged, (ii) the originating Bank shall remain solely responsible for the performance of such obligations, (iii) the Borrower, the Issuing Bank and the Agent shall continue to deal solely and directly with the originating Bank in connection with the originating Bank's rights and obligations under this Agreement and the other Loan Documents, and (iv) no Bank shall transfer or grant any participating interest under which the Participant has rights to approve any amendment to, or any consent or waiver with respect to, this Agreement or any other Loan Document, except to the extent such amendment, consent or waiver would require unanimous consent of the Banks as described in the first proviso to Section 11.1. In the case of any such participation, the Participant shall be entitled to the benefit of Sections 4.1, 4.3 and 11.5 as though it were also a Bank hereunder, and shall not otherwise have any rights under this Agreement, or any of the other Loan Documents, and all amounts payable by the Borrower hereunder shall be determined as if such Bank had not sold such participation; except that, if amounts outstanding under this Agreement are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Bank under this Agreement.

(e) Notwithstanding any other provision in this Agreement, any Bank may at any time create a security interest in, or pledge, all or any portion of its rights under and interest in this Agreement and any Note held by it in favor of any Federal Reserve Bank in accordance with Regulation A of the FRB or U.S. Treasury Regulation 31 CFR ss.203.14, and such Federal Reserve Bank may enforce such pledge or security interest in any manner permitted under applicable law.

11.9 Confidentiality. Each Bank and the Agent agrees that it will not disclose
     ---------------
to any third party any written information marked "Confidential," "Secret," "Top
                                                   ------------    ------    ---
Security," "Protected" or words of similar import provided to it by the Borrower
--------    ---------
or any Subsidiary or any oral information which is stated to be confidential; provided, however, that the foregoing will not (i) restrict the ability of the
--------  -------
Agent, the Banks and any loan participants from freely exchanging such information among themselves (and their respective employees, attorneys, auditors and other professional advisors), (ii) restrict the ability to disclose such information to a prospective Eligible Assignee or participants, provided,
                                                                     --------
that such Eligible Assignee or participants execute a confidentiality agreement with the selling Bank agreeing to be bound by the terms hereof prior to disclosure of such information to such Eligible Assignee or participant, or
(iii) prohibit the disclosure of such information to the extent such information
(A) becomes publicly available other than through a breach of this Section 11.9,
(B) becomes available through a Person other than the Borrower or a Subsidiary of the Borrower, (C) is required to be disclosed pursuant to court order, subpoena, other legal process, regulatory request or otherwise by law or (D) is disclosed in litigation with the Borrower or any Subsidiary of the Borrower or in connection with the enforcement of remedies by the Agent or Banks after acceleration of the Loans or after the Revolving Termination Date.

11.10 Set-off. In addition to any rights and remedies of the Banks provided by
      -------
law, if an Event of Default exists or the Loans have been accelerated, each Bank is authorized at any time and from time to time, without prior notice to the Borrower, any such notice being waived by the Borrower to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing by, such Bank to or for the credit or the account of the Borrower against any and all Obligations owing to such Bank, now or hereafter existing, irrespective of whether or not the Agent or such Bank shall have made demand under this Agreement or any Loan Document and although such Obligations may be contingent or unmatured. Each Bank agrees promptly to notify the Borrower and the Agent after any such set-off and application made by such Bank; provided, however, that the failure to give such notice shall not affect
      --------  -------
the validity of such set-off and application.

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

11.11 Automatic Debits of Fees. With respect to any commitment fee, letter of
      ------------------------
credit fee or other fee, or any other cost or expense (including Attorney Costs) due and payable to the Agent, the Issuing Bank, BofA or the Lead Arranger under the Loan Documents, the Borrower hereby irrevocably authorizes BofA to debit any deposit account of the Borrower with BofA in an amount such that the aggregate amount debited from all such deposit accounts does not exceed such fee or other cost or expense. If there are insufficient funds in such deposit accounts to cover the amount of the fee or other cost or expense then due, such debits may be reversed (in whole or in part, in BofA's sole discretion) and such amount not debited shall be deemed to be unpaid. No such debit under this Section shall be deemed a set-off.

11.12 Notification of Addresses, Lending Offices, Etc. Each Bank shall notify
      ------------------------------------------------
the Agent in writing of any changes in the address to which notices to the Bank should be directed, of addresses of any Lending Office, of payment instructions in respect of all payments to be made to it hereunder and of such other administrative information as the Agent shall reasonably request.

11.13 Counterparts. This Agreement may be executed in any number of separate
      ------------
counterparts, and by different parties on separate counterparts, each of which, when so executed, shall be deemed an original, and all of said counterparts taken together shall be deemed to constitute but one and the same instrument.

11.14 Severability. The illegality or unenforceability of any provision of this
      ------------
Agreement or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement or any instrument or agreement required hereunder.

11.15 No Third Parties Benefited. This Agreement is made and entered into for
      --------------------------
the sole protection and legal benefit of the Borrower, the Banks, the Agent, the Agent-Related Persons, the Collateral Agent and the Indemnified Persons, and their permitted successors and assigns, and no other Person shall be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement or any of the other Loan Documents.

11.16 Governing Law and Jurisdiction (a) THIS AGREEMENT AND THE NOTES SHALL
      ------------------------------
BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF CALIFORNIA; PROVIDED THAT THE AGENT AND THE BANKS SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

(b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF CALIFORNIA OR OF THE UNITED STATES FOR THE NORTHERN DISTRICT OF CALIFORNIA, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE BORROWER, THE AGENT AND THE BANKS CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH OF THE BORROWER, THE AGENT AND THE BANKS IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER

HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO. THE BORROWER, THE AGENT AND THE BANKS EACH WAIVE PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY CALIFORNIA LAW.

11.17 Waiver of Jury Trial. THE BORROWER, THE BANKS AND THE AGENT EACH WAIVE
      --------------------
THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR ANY AGENT-RELATED PERSON, PARTICIPANT OR ASSIGNEE, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. THE BORROWER, THE BANKS AND THE AGENT EACH AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

11.18 Entire Agreement. This Agreement, together with the other Loan Documents,
      ----------------
embodies the entire agreement and understanding among the Borrower, the Banks and the Agent, and supersedes all prior or contemporaneous agreements and understandings of such Persons, verbal or written, relating to the subject matter hereof and thereof.



               [Remainder of this page intentionally left blank.]

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered in San Francisco, California, by their proper and duly authorized officers as of the day and year first above written.



                   STORAGE TECHNOLOGY CORPORATION, a Delaware corporation




                   By:
                       --------------------------------------------------------

                   Title:
                          -----------------------------------------------------

                   BANK OF AMERICA, N.A.,
                   as Agent, Issuing Bank and as a Bank




                   By:
                       --------------------------------------------------------

                   Title: Managing Director

                   FLEET NATIONAL BANK
                   as syndication agent and as a Bank




                   By:
                       --------------------------------------------------------

                   Title:
                          -----------------------------------------------------

                   KEY CORPORATE CAPITAL, INC.
                   as documentation agent and as a Bank




                   By:
                       --------------------------------------------------------

                   Title:
                          -----------------------------------------------------

                   THE BANK OF NOVA SCOTIA




                   By:
                       --------------------------------------------------------

                   Title:
                          -----------------------------------------------------

                   U.S. BANK NATIONAL ASSOCIATION




                   By:
                       --------------------------------------------------------

                   Title:
                          -----------------------------------------------------

                   COMERICA BANK - CALIFORNIA




                   By:
                       --------------------------------------------------------

                   Title:
                          -----------------------------------------------------

                   VECTRA BANK OF COLORADO, N.A.




                   By:
                       --------------------------------------------------------

                   Title:
                          -----------------------------------------------------